Exhibit 10.13

METROPOLITAN LIFE INSURANCE COMPANY,

on behalf of a commingled separate account,

as Landlord

AND

KMG AMERICA CORPORATION, a Virginia corporation

as Tenant

LEASE AGREEMENT

Dated:  February 2, 2005

12600 Whitewater Drive

Minnetonka, Minnesota 55343

TABLE OF CONTENTS

ARTICLE 1	REFERENCE DATA AND DEFINITIONS

ARTICLE 2	DEMISED PREMISES AND TERM

2.1	Demised Premises and Storage Space

2.2	Term

2.3	Tenant’s Entry upon Demised Premises before Commencement Date

2.4	Temporary Premises

ARTICLE 3	RENT AND SECURITY DEPOSIT

3.1	Fixed Rent

3.2	Additional Rent

3.3	Past Due Rent

3.4	Security Deposit

3.5	Rent Payments

ARTICLE 4	TENANT’S SHARE OF OPERATING COSTS AND TAXES

4.1	Definitions

4.2	Tenant’s Payment Of Operating Costs And Taxes

4.3	Refunds; Other Items

ARTICLE 5	COMPLETION AND OCCUPANCY OF DEMISED PREMISES

5.1	Completion of Demised Premises

5.2	Occupancy of Demised Premises

ARTICLE 6	CONDUCT OF BUSINESS BY TENANT

6.1	Use of Demised Premises

6.2	Compliance with Laws and Requirements of Public Authorities

6.3	Rules and Regulations

ARTICLE 7	COMMON AREA

7.1	Control of Common Area

7.2	Parking

ARTICLE 8	REPAIRS, ALTERATIONS AND MECHANICS’ LIENS

8.1	Repairs

8.2	Alterations

8.3	Mechanics’ Liens

i

8.4	Indemnification

ARTICLE 9	UTILITIES AND BUILDING SERVICES

9.1	Heating, Ventilating and Air Conditioning

9.2	Cleaning Service

9.3	Elevator Service

9.4	Electricity

9.5	Telecommunications

9.6	Interruption of Services

9.7	Overtime Services

ARTICLE 10	PERSONAL PROPERTY TAXES

10.1	Tenant’s Personal Property

ARTICLE 11	INSURANCE AND INDEMNITY

11.1	Tenant’s Insurance

11.2	Indemnity and Non-Liability

11.3	Waiver of Subrogation

11.4	Landlords’ Insurance

ARTICLE 12	DAMAGE BY CASUALTY

12.1	Notice

12.2	Restoration of Improvements

12.3	Damage During Last Year of Lease Term

ARTICLE 13	EMINENT DOMAIN

13.1	Taking of Demised Premises

13.2	Partial or Temporary Taking of Building

13.3	Termination

13.4	Surrender

13.5	Rent Adjustment for Partial Taking of Demised Premises

13.6	Awards

ARTICLE 14	RIGHTS RESERVED TO LANDLORD

14.1	Access to Demised Premises

14.2	Additional Rights

ARTICLE 15	ASSIGNMENT AND SUBLETTING

15.1	Consent Required

ARTICLE 16	BANKRUPTCY

16.1	Bankruptcy

16.2	Measure of Damages

16.3	Adequate Assurance

ARTICLE 17	DEFAULT

17.1	Events of Default

17.2	Damages

17.3	Waiver of Jury Trial

17.4	Other Remedies

17.5	Landlord Default

ARTICLE 18	SURRENDER

18.1	Possession

18.2	Merger

ARTICLE 19	HOLDING OVER

19.1	Holding Over

ARTICLE 20	NO WAIVER

20.1	No Waiver

ARTICLE 21	ESTOPPEL CERTIFICATE, SUBORDINATION, ATTORNMENT

21.1	Estoppel Certificate

21.2	Subordination

21.3	Attornment

21.4	Mortgages

ARTICLE 22	QUIET ENJOYMENT

22.1	Quiet Enjoyment

ARTICLE 23	NOTICES

23.1	Notices

ARTICLE 24	MISCELLANEOUS PROVISIONS

24.1	Time

24.2	Applicable Law, Construction and Arbitration of Disputes

24.3	Parties Bound

24.4	No Representations by Landlord

24.5	Brokers

24.6	Consulting Fee

24.7	Severability

24.8	Force Majeure

24.9	Definition of Landlord

24.10	No Option

24.11	Exculpatory Clause

24.12	No Recording

24.13	Financial Statements

24.14	ERISA

24.15	Signage

24.16	Maintenance

ARTICLE 25	OPTION TO RENEW

25.1	Option to Renew

25.2	Fair Market Rent

25.3	Dispute of Fair Market Rent

25.4	Arbitration of Fair Market Rent

25.5	Conditions

ARTICLE 26	TENANT FINISH

EXHIBITS

EXHIBIT A	DEMISED PREMISES
EXHIBIT A-1	DEMISED PREMISES OCCUPIED (FIRST 24 MOS.)
EXHIBIT A-2	STORAGE SPACE
EXHIBIT A-3	TEMPORARY SPACE
EXHIBIT B	LEGAL DESCRIPTION OF LAND
EXHIBIT C	RULES AND REGULATIONS
EXHIBIT D	WORK LETTER
EXHIBIT E	PERMIT SET OF DRAWINGS
EXHIBIT F	PARKING RIDER
EXHIBIT G	CLEANING SPECIFICATIONS

v

LEASE

This Lease is made between Landlord and Tenant named in Article l as of the date set forth therein.  Landlord and Tenant, in consideration of the covenants and agreements contained herein, agree as follows:

ARTICLE 1
REFERENCE DATA AND DEFINITIONS

The following are definitions of terms used in this Lease, and each reference in this Lease to any of the following subjects shall be construed to incorporate the data, terms, covenants and provisions stated for that subject in this Article 1, subject to the terms of the balance of this Lease:

DATE OF EXECUTION OF THIS LEASE:	February 2, 2005 (“Date of Execution of Lease”)

LANDLORD:	Metropolitan Life Insurance Company, a New York corporation, on behalf of a commingled separate account

MANAGING AGENT:	CB Richard Ellis, Inc.

LANDLORD’S ADDRESS:	c/o CB Richard Ellis, Inc. 88 South 6th Street Suite 350 Minneapolis, MN 55402 Attn: Real Estate Manager

with a copy to:

c/o BlackRock Realty Advisors, Inc.. 10 Park Avenue Morristown, NJ 07962 Attn: Cathy Bernstein

TENANT:	KMG America Corporation, a Virginia corporation

TENANT’S ADDRESS:	Date of Execution of Lease to Rent Commencement Date:

7760 France Avenue South Suite 1000 Minneapolis, MN 55435

Rent Commencement Date to Expiration Date:

12600 Whitewater Drive Suite 150 Minnetonka, MN 55343

with a copy to:

KMG America Corp. c/o John D. Piller Kanawha Insurance Company 210 S. White St. Lancaster, SC 29720

DEMISED PREMISES:

16,931 rentable square feet located on the first floor, as shown on Exhibit A. For all purposes of this Lease, the Demised Premises is agreed to be 16,931 rentable square feet and the Building is agreed to be 70,705 rentable square feet, subject only to the following:

For the first 24 months of this Lease, it is anticipated Tenant shall only Occupy (defined below) and pay Fixed Rent (defined below) on 10,000 square feet of rentable space for the first 24 months of the Lease. If Tenant requires the use of and Occupies more than the area identified and described on Exhibit A-1 before the 25th month of this Lease, then Tenant shall pay the per square foot charge as Fixed Rent for any such additional space.

The term “Occupy,” as used in this Lease, shall not be deemed to have occurred solely because Tenant exercises its rights under Section 2.3 to enter the Demised Premises early, or that the Demised Premises is improved with cubicles or that Tenant’s ingress and egress to the Demised Premises or the Building’s interior elevator is through such space, but in the event Tenant’s materials or people otherwise occupy such space, such space shall be deemed to be Occupied.

STORAGE SPACE:

Approximately 662 rentable square feet of storage space as shown on Exhibit A-2 (“Storage Space”). Landlord shall install the demising wall shown on Exhibit A-2 prior to Commencement Date, but such installation may not be prior to Entry Date (defined below).

TEMPORARY SPACE:

Approximately 3500 rentable square feet shown on Exhibit A-3. Landlord agrees at Landlord’s cost such space shall be improved with carpeting, a ceiling and a single power pole to provide electricity for 4 to 6 stations. If Tenant wished to install cabling and wiring in such space, Tenant shall make such improvements at Tenant’s sole cost and expense provided Tenant has obtained

Landlord’s prior written approval for such work and shall remove such cabling at the expiration or earlier termination of the Lease pursuant to Section 9.5 (e).

LAND:	The Land described on Exhibit B.

BUILDING:	12600 Whitewater Drive, Minnetonka, Minnesota

PROPERTY:	The Land, the Building and all other improvements located on the Land, including, without limitation, parking areas, driveways, walkways and landscaped areas.

SCHEDULED COMMENCEMENT DATE:	April 1, 2005 so long as the Date of Execution of this Lease is not later than 5:00 p.m. Central Time on February 2, 2005

SCHEDULED EXPIRATION DATE:	June 30, 2010, based on the Commencement Date being no later than April 1, 2005.

RENT COMMENCEMENT DATE:	October 1, 2005

TERM:	Five (5) years and three (3) months, subject to adjustment as provided in Section 2.2 below.

RENEWAL TERM:	One (1) Renewal Term of five (5) years.

FIXED RENT:

Initial Term:

(Note: Commencing with the first month following the expiration of the Rent Abatement Period (as defined below), the Monthly Rent amounts shall be 1/12th of the annual Fixed Rent amount due and payable. It is anticipated that Tenant will only occupy the space shown on Exhibit A-1 from the Commencement Date to the first day of 25th month of the Term, and Tenant shall pay commencing the 1st day of the seventh month of the Term at a minimum for such period annual Fixed Rent of $105,000 and monthly Fixed Rent of $8,750.00. To the extent during such period Tenant Occupies more than the square feet shown on Exhibit A-1, then Tenant shall pay monthly 1/12th of the annual Fixed Rent at the per square foot charge on the amount of space Occupied, with the charge for the space in excess of the square feet shown on Exhibit A-1 being prorated based on the number of days such excess space is Occupied. From and after the first day of the twenty-fifth month after the Commencement Date through the expiration of the Term, Fixed Rent shall be payable on 16,931 square feet regardless of the amount of space Tenant actually Occupies.)

From Rent Commencement Date until the last day of the sixth month after the Commencement Date (the “Rent Abatement Period”):	$0.00 per square foot

From the first day of the seventh month after the Commencement Date until the last day of the twelfth month after the Commencement Date:	$10.50 per square foot Occupied per annum

From the first day of the thirteenth month after the Commencement Date until the last day of the twenty- fourth month after the Commencement Date:	$10.75 per square foot Occupied per annum

From the first day of the twenty-fifth month after the Commencement Date until the last day of the thirty-sixth month after the Commencement Date:	$11.25 per square foot times 16,931 square feet /$190,473.75 per annum

From the first day of the thirty-seventh month after the Commencement Date until the last day of the forty-eighth month after the Commencement Date:	$11.50 per square foot times 16,931 square feet /$194,706.50 per annum

From the first day of the forty-ninth month after the Commencement Date until the last day of the sixtieth month after the Commencement Date:	$11.75 per square foot times 16,931 square feet /$198,939.25 per annum

	From the first day of the sixty-first month after the Commencement Date until the last day of the sixty-third month after the Commencement Date:	$12.25 per square foot times 16,931 square feet /$207,404.75 per annum

	Storage Space Rent (but not during the Rent Abatement Period)	$10.00 gross per square foot of the Storage Space.

Renewal Term:

Fair Market Rent (as defined in Section 25.2)

TENANT’S PROPORTIONATE SHARE (excludes Storage Space):

From Commencement Date to the last day of the twenty-fourth month after the Commencement Date: that fraction whose denominator is 70,705 and whose numerator is 10,000 square feet. To the extent Tenant actually Occupies more than that area identified and described on Exhibit A-1 during the first twenty-four months after the Commencement Date, such fraction shall be adjusted and the percentage prorated based on the number of days such excess space is Occupied.

From the first day of the twenty-fifth month after the Commencement Date until the last day of the sixty-third month after the Commencement Date: 23.95%.

DEFAULT RATE:	The lesser of (1) twelve percent (12%) per annum, or (2) the maximum rate of interest permitted by law.

SECURITY DEPOSIT AMOUNT:	$8,750.00 if required by the terms of Section 3.4 below.

NORMAL BUSINESS HOURS:	Monday through Friday: 7:00 A.M. to 6:00 P.M. Saturdays: 8:00 A.M. to 1:00 P.M.

BROKER:	CB Richard Ellis, Inc.

ARTICLE 2

DEMISED PREMISES AND TERM

2.1                               Demised Premises and Storage Space.

Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, the Demised Premises and Storage Space, subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this Lease.

2.2                               Term.

(a)                                  The Term shall mean the period set forth in Article 1 and shall commence on the earlier to occur of (the “Commencement Date”): (i) the later to occur of (A) April 1, 2005, and (B) the date that the Demised Premises are available for occupancy, as determined under Section 5.1, or (ii) the date on which Tenant or anyone claiming by, under or through Tenant shall first Occupy any portion of the Demised Premises for any purpose other than to prepare the Demised Premises for the conduct of Tenant’s business; and shall end, unless sooner terminated as herein provided or pursuant to law, at the close of business on the Scheduled Expiration Date.

(b)                                 If for any reason other than a Tenant Delay (defined below in Section 5.1), the Demised Premises are not substantially completed and permitted under Applicable Law as being available for occupancy (“Turn Over Condition”) March 31, 2005 (such date being referred to as the “Finish Date”), Landlord shall pay to Tenant the Daily Fee (defined below) for each day after the Finish Date the Demised Premises are not in Turn Over Condition, but the aggregate of such amount shall not exceed seven Thousand Dollars ($7,000.00) (“Cap”).  By Tenant’s execution of this Lease, Tenant hereby expressly approves the permit set of drawings referred to in Exhibit E and such drawings are defined as the “Permit Set of Drawings”).  The Daily Fee shall be the per diem amount payable by Tenant at its existing executive suite space located at 7760 France Avenue South, Minneapolis, Minnesota (“Existing Lease”), but in no event more than the Cap.  Landlord shall not be liable for any other claims, damages or liabilities in connection with such failure, nor shall the same make this Lease void or voidable.  In any event, in the event of such delay in delivery of the Demised Premises to Tenant, Tenant agrees to use its good faith reasonable efforts to mitigate damages under its Existing Lease so as to mitigate Landlord’s obligations as set forth herein.

(c)                                  The expiration date (the “Expiration Date”) of the Term shall be the Scheduled Expiration Date set forth in the Schedule, unless, however, the Commencement Date occurs after the Scheduled Commencement Date set forth in the Schedule, in which event the Expiration Date shall be extended to a date which shall allow the term of this Lease to be the complete Term set forth in the Schedule; provided, however, that if such extended Expiration Date would occur on a day other than the last day of a calendar month, then the Expiration Date shall be the last day of such calendar month.

(d)                                 Following the Commencement Date, the parties shall, at either party’s request, execute a supplemental agreement to become a part hereof setting forth the Commencement Date and Expiration Date of the Term, as determined under the provisions of this Article.  The parties’ failure to execute such supplemental agreement shall in no way affect Tenant’s obligation to perform under this Lease.

2.3                               Tenant’s Entry upon Demised Premises before Commencement Date.

Provided that Tenant complies at all times with the provisions and requirements of this Lease (other than the obligation to pay Fixed Rent and, except as provided for below, the obligation to pay Additional Rent (as defined below)), Tenant may (i) access and use the Building’s interior elevator beginning on the Date of Execution of Lease and (ii) enter the Demised Premises prior to the Commencement Date, but not earlier than the Entry Date defined below to install trade fixtures and furnishings and to make the Demised Premises ready for the conduct of Tenant’s business provided, however, that except as set forth in the last sentence of this Section 2.3, Tenant does not interfere with Landlord’s Work (as defined below), if any, and provided further that such contractors as Tenant may engage to undertake such installations and other preparatory work shall be subject to Landlord’s (or Landlord’s duly appointed agent’s) written approval (which approval shall not be unreasonably withheld) prior to engagement.  The “Entry Date” shall be March 25, 2005 so long as the Tenant has fully executed and delivered this Lease to Landlord no later than February 2, 2005.  If Tenant fails to so execute and deliver, then the Entry Date shall be the date named by Landlord using Landlord’s commercially reasonable efforts to promptly commence Landlord’s Work.  Tenant acknowledges that Landlord may not be able to install the storage demising wall during the Temporary Premises Term.

2.4                               Temporary Premises.

Upon the Date of Execution of Lease, Tenant may lease and occupy the Temporary Space (“Temporary Premises”) for all uses permitted under the Lease, including but not limited to the installation of wires and cables to accommodate workstations (“Temporary Space Wiring”).  Tenant’s lease of the Temporary Premises shall be subject to all of the terms, conditions and limitations regarding the Demised Premises as set forth in this Lease, except as follows:

(a)                                  The term for Tenant’s lease of the Temporary Premises shall be the period commencing on the Date of Execution of Lease and expiring on the Commencement Date (“Temporary Premises Term”).

(b)                                 The rent for the Temporary Premises shall be $0.00 per rentable square foot of the Temporary Premises during the Temporary Premises Term (“Temporary Premises Rent”).  Tenant shall not be obligated to pay any Additional Rent (as defined below) in connection with Tenant’s lease of the Temporary Premises.

(c)                                  Tenant agrees that (i) Tenant shall accept the Temporary Premises in its current “as-is” condition, except Landlord shall deliver the Temporary Premises to Tenant in broom-clean condition, with carpet, ceiling installed and a single power pole providing electricity to 4 to 6 work stations, (ii) Except for the carpet and ceiling,

Landlord shall not be required to construct any improvements in the Temporary Premises and (iii) Landlord has not made any representation or warranty regarding the Temporary Premises or its suitability for the conduct of Tenant’s business.

ARTICLE 3

RENT AND SECURITY DEPOSIT

3.1                               Fixed Rent.

Commencing on the Rent Commencement Date, Tenant shall pay to Landlord, without any prior demand therefor and without any deduction or setoff whatsoever, the Fixed Rent set forth in Article 1.  Fixed Rent shall be due and payable in monthly installments each equal to the Monthly Fixed Rent set forth in Article l, in advance on the first day of each and every calendar month during the Term.  Tenant shall pay to Landlord upon execution of this Lease an amount equal to the first Monthly Fixed Rent, which amount shall be held by Landlord without interest and applied to the first Monthly Fixed Rent obligation of Tenant.

3.2                               Additional Rent.

Any sums or charges to be paid by Tenant pursuant to the provisions of this Lease, other than the Fixed Rent, shall be designated as “Additional Rent” and shall be payable within 5 days after Landlord gives written notice that payment is due, unless otherwise provided in this Lease.  Without limiting the generality of the foregoing, Additional Rent includes Tenant’s Expense Charge.  Landlord shall have the same rights against Tenant for default in payment of Additional Rent as for default in payment of the Fixed Rent.  As used in this Lease, the term “Rent” shall mean the Fixed Rent and Additional Rent.

3.3                               Past Due Rent.

Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the Default Rate from the date such payment is due, after the expiration of any applicable grace period and provided Tenant is notified by Landlord and fails to cure such default as described in Section 17.1(a) herein, until paid.  The rate so determined shall continue in effect following any default by Tenant pursuant to this Lease.  Payment of such interest shall not excuse or cure any default by Tenant under this Lease.  The parties agree that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant and for its additional administrative expenses in handling and processing delinquent payments.

3.4                               Security Deposit.

(a)                                  Tenant shall be required to provide to Landlord a Security Deposit (as defined below), and Tenant shall deposit with Landlord the Security Deposit within five business days after the Date of Execution of Lease and, thereafter throughout the Term shall keep on deposit with Landlord, the Security Deposit Amount set forth in Article 1 as security for the payment by Tenant of the Rent and for the faithful performance of all the terms, conditions and covenants of this Lease (the “Security Deposit”).  Landlord shall not be obligated to keep the Security Deposit as a separate fund, but may commingle the Security Deposit with Landlord’s own funds.

(b)                                 Landlord may, but shall not be required to, use the Security Deposit, or so much thereof as necessary, in payment of any Rent in default, or in reimbursement of any expense incurred by Landlord or in payment of the damages incurred by Landlord by reason of Tenant’s default, after any applicable grace and cure period.  In such event, Tenant shall, upon written demand from Landlord, immediately remit to Landlord a sufficient amount in cash to restore the Security Deposit to equal the Security Deposit Amount.  Within 30 days after the expiration of this Lease and surrender of the Demised Premises in accordance with the terms and conditions of this Lease, and in the event the Security Deposit has not been utilized as aforesaid, the Security Deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant without interest.  Landlord may deliver the Security Deposit to the purchaser of Landlord’s interest in the Demised Premises in the event such interest is sold, and, in such instance, Landlord named herein shall be discharged from any further liability with respect to the Security Deposit and Tenant shall look to Landlord’s successor for the return of the Security Deposit.  Notwithstanding the foregoing, if any claims of Landlord exceed the amount of the Security Deposit, Tenant shall remain liable for the balance of such claims.

3.5                               Rent Payments.

All Rent payments shall be made to Landlord at the address set forth in Article l, or at such other place designated by Landlord in writing, in lawful currency of the United States of America.  Rent payments applicable to partial months falling within the Term or occurring as a result of the application of the Monthly Fixed Rent payable upon Lease execution shall be prorated.

ARTICLE 4

TENANT’S SHARE OF OPERATING COSTS AND TAXES

4.1                               Definitions.

As used herein:

(a)                                  “Operating Costs” shall mean any and all costs, charges, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the operation, ownership, maintenance, property management, and repair of the Property (and no other properties), including, without being limited to, the following:

(1)                                  All wage, salary and labor costs of all persons but only for that portion of the time such persons are engaged in the operation, maintenance, property management, and repair of the Property and no other properties (including, without being limited to, all applicable taxes, insurance and benefits), but expressly excluding any one performing asset management services.

(2)                                  Costs of any utilities supplied by Landlord (including, without being limited to, heat, electricity, gas, water and sewer), fuel and supplies and materials and costs of the operation and maintenance of all Property systems (including, without being limited to, heating, ventilation and air-conditioning (“HVAC”) systems and telecommunications systems).

(3)                                  Costs to insure the Property (and no other properties) and incidents relating to the Property (and no other properties), including, without being limited to, casualty, workers’ compensation, rental and liability insurance; provided, however that deductibles of such insurance coverage shall not exceed commercially reasonable amounts from time to time for similar properties owned by similar entities in the reasonable and prudent judgment of such entities.

(4)                                  Subject to Section 9.2, costs of all maintenance and service agreements for the Property (and no other properties), including, without being limited to, window and other cleaning, snow removal, painting in parking lot, security, elevator maintenance, and janitorial service.

(5)                                  Subject to terms and conditions set forth in Sections 4.1 (a) (vii) and 4.1(a)(xix), costs of repairs, replacements, decorations, and general maintenance for the Property (and no other properties), including, without being limited to, exterior building maintenance, paving, curbs, drainage, lighting, sidewalks and landscaping.

(6)                                  Professional fees and expenses (including, without being limited to, reasonable legal and accounting fees) limited solely to that portion of those fees which directly arises out of and relates to the operation of the Building as defined herein.

(7)                                  All costs of making any alterations to the Building for life-safety systems or energy conservation or other capital improvements required by any governmental requirement enacted or amended after the date hereof or which are primarily for the purpose of reducing or stabilizing Operating Costs or providing additional or increased services to the tenants of the Building, amortized over the useful life of such improvements, with a return on capital at the rate of ten percent (10%) per annum.

(8)                                  All property management fees, costs and expenses.  Said fees, costs and expenses shall be limited to the current market rate for such services from time to time during the Term of the Lease.

If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Cost) to a tenant (other than Tenant) who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs shall be increased by an amount equal to the additional Operating Costs which would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant.  In determining the amount of Operating Costs for any calendar year, if less than 95% of the net rentable square feet of the Building shall have been occupied by tenant(s) at any time during such calendar year, Operating Costs shall be determined for such year to be an amount equal to the like expenses which would have been incurred had such occupancy been 95% throughout such year. The foregoing adjustment in Operating Costs shall only be applied with respect to Operating Costs which vary with the level of occupancy.

The following expenses are excluded from Operating Costs:

(i)                                     depreciation and amortization;

(ii)                                  expenses incurred by Landlord to prepare, renovate, repaint, redecorate or perform any other work in any space leased to an existing tenant or prospective tenant of the Building;

(iii)                               expenses incurred by Landlord or other tenants for repairs or other work occasioned by fire, windstorm, or other insurable casualty or condemnation;

(iv)                              expenses incurred by Landlord to lease space to new tenants or to retain existing tenants including leasing commissions, advertising and promotional expenditures in connection with leasing or releasing of space;

(v)                                 expenses insured by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Building;

(vi)                              interest, principal, points and fees, amortization or other costs associated with any debt and rent payable under any lease to which this Lease is subject and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto;

(vii)                           Capital improvements will not be passed through, except that capital improvements that are intended to reduce Operating Costs or required by law will be passed through under generally accepted accounting principles as specified in Section 4.1(a)(7), which includes amortizing such capital improvements over the useful life of such improvement;

(viii)                        expenses for the replacement of any item covered under warranty;

(ix)                                any penalty or fine incurred by Landlord due to Landlord’s violation of any federal, state or local law or regulation or failure to comply with any agreement;

(x)                                   cost of repairs necessitate by Landlord’s negligence or willful misconduct;

(xi)                                expenses for any item or service which Tenant pays directly to a third party or separately reimburses Landlord and expenses incurred by Landlord to the extent the same are reimbursable or reimbursed by another tenant, insurance or other third parties;

(xii)                             expenses for any item or service not provided to Tenant but exclusively to certain other tenants in the Building;

(xiii)                          salaries of (A) employees above the grade of Building superintendent or Building manager, and (B) employees, to the extent such employee’s time is not spent in the operation of the Property;

(xiv)                         Landlord’s general corporate overhead and administrative expenses;

(xv)                            fees paid to affiliates of Landlord in excess of competitive rates for comparable services;

(xvi)                         costs to remove, abate, encapsulate, test or otherwise handle or dispose of hazardous material to comply with current environmental laws;

(xvii)                      legal fees related to any action involving tenants or prospective tenants in the Building; and

(xviii)                   costs of complying with requirements of the Americans With Disabilities Act applicable to the Common Area (as defined in Section 7.1 below) of the Building as of the date of this Lease.

(xix)                           costs or expenses related to window replacement or repairs and related damage arising from defects in windows and from seepage of moisture into the curtain wall and condensation from such defects (ordinary operating expenses for maintenance, repair and replacement of windows, including caulking, shall not be excluded hereby).

(xx)                              costs or expenses of environmental air quality inspections and reports concerning mold, mold spores, excessive bacteria in the Demised Premises and repairs and replacements arising from negative results from such inspections and reports (ordinary operating expenses for maintenance, repair and replacement of air quality equipment and systems shall not be excluded hereby).

The foregoing definition, and exclusions, of Operating Costs are intended to permit Landlord to recover Operating Costs actually incurred by Landlord only and is not intended to permit Landlord to recover more than 100% of Operating Costs incurred by Landlord.

(b)                                 “Taxes” shall mean the aggregate amount of real estate and personal property taxes and any special assessments levied, due and payable upon the Property, or any portion thereof, other than any water or sewer charge to the extent the same are included in Operating Costs for the applicable calendar year, except, however, Taxes shall not include any estate, inheritance, succession, transfer, gift, corporate franchise, excise or personal or corporate net income or property tax imposed upon Landlord.  If because of any change in the taxation of real estate, any other tax, assessment or surcharge of any kind or nature (including, without being limited to, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon, against or with respect to Landlord, or the occupancy, rents or income there from, either in lieu of, in substitution for or in addition to any of the foregoing Taxes, such other tax, assessment or surcharge (which shall be measured as if the Property, or applicable portion thereof, as the case may be, were the only asset of Landlord or such owner) shall be deemed part of Taxes.  With respect to any calendar year, all expenses, including attorneys’, accounting and experts’ fees and expenses and administration costs and expenses, incurred in contesting the validity or amount of Taxes, the assessed valuation of the Property, or any portion thereof, or in obtaining a refund of Taxes shall be considered as part of Taxes for such year.  However, no such attorneys’, accounting and/or expert fees, expenses or administration costs shall be considered as part of Taxes unless a net tax savings is realized during that calendar year.

4.2                               Tenant’s Payment Of Operating Costs And Taxes.

(a)                                  For each calendar year, or portion thereof, during the Term, Tenant shall pay to Landlord, as Additional Rent, at the times and in the manner provided below, Tenant’s Proportionate Share of the sum of (1) Operating Costs for such calendar year, and (2) Taxes for such calendar year (collectively, “Tenant’s Expense Charge”).

(b)                                 At any time during the Term, Landlord shall have the right to compute and deliver to Tenant an estimate (an “Estimate”) of Tenant’s Expense Charge for the applicable calendar year and, without further notice, Tenant shall pay to Landlord commencing with the next payment of Monthly Fixed Rent and continuously thereafter with payments of Monthly Fixed Rent until delivery of the next Estimate, monthly installments equal to one-twelfth of the amount set forth in such Estimate, together with, in the case of the first such monthly payment, an amount equal to the difference between (i) the amount of such monthly installment times the number of months occurring during the Term in such year preceding the first monthly payment based on such Estimate, less (ii) the amount of any monthly installments in respect of the prior Estimate theretofore paid to Landlord during the Term in such year.  In the event Landlord is required under any mortgage of any portion of the Property, including the Building, to escrow Operating Costs and/or Taxes, Landlord may (without obligation) use the amount required to be escrowed as a basis for determining the Estimate.

(c)                                  Landlord will deliver to Tenant within 120 days after the end of each calendar year during the Term a written statement (the “Statement”) setting out in reasonable detail Tenant’s Expense Charge for such year certified to be correct by Landlord.  If the aggregate of the monthly installments actually paid by Tenant to Landlord on account of the estimated Tenant’s Expense Charge during any calendar year (the “Actual Payments”) differs from the amount of Tenant’s Expense Charge payable according to the Statement (the “Obligated Payments”), Tenant shall (1) if the Obligated Payments shall exceed the Actual Payments, pay to Landlord, within 30 days after the date of delivery of the Statement, an amount equal to such excess, or (2) if the Actual Payments shall exceed the Obligated Payments, be granted a credit against the next installments of Tenant’s Expense Charge in an amount equal to such overpayment.

(d)                                 Tenant shall have the right to examine Landlord’s books and records with respect to the items in a Statement during Normal Business Hours (except, however, Saturdays) at any time within forty-five (45) days following the furnishing of the Statement to Tenant.  In conducting such examination, Tenant must utilize either its own full time salaried employees or an independent certified public accountant (“CPA”), which CPA shall be paid by Tenant on an hourly fee for services rendered basis, and not on a contingency fee basis, and which CPA shall be subject to Landlord’s reasonable prior approval.  Unless Tenant takes written exception to any item on the subject Statement within ninety (90) days after the furnishing of the Statement, such Statement shall be considered as final and accepted by Tenant.  If Tenant timely provides such written exception to Landlord, but if Landlord and Tenant disagree on the accuracy of Tenant’s Expense Charge as set forth in the Statement, Tenant shall nevertheless make payment in accordance with the Statement, but the disagreement shall immediately be referred by Landlord for prompt decision to a mutually acceptable public accountant or other professional consultant (provided, however, that Landlord and Tenant agree that such accountant or other professional consultant shall not have provided services to Landlord in connection with the Building during the prior three years and shall not have provided services to Tenant during the prior three years) who shall be deemed to be acting as an expert and not as an arbitrator, and a determination signed by the selected expert shall be final and binding on both Landlord and Tenant.  If Landlord and Tenant shall fail to agree on such an expert within 15 days after Tenant’s notice of disagreement (as hereinafter described), such expert shall be selected by the president of the local chapter of the National Association of Real Estate Boards.  If an adjustment is required to be made by reason of any such determination, then (i) if Tenant owes Landlord an amount as a result of such adjustment, Tenant shall pay such amount within thirty (30) days after final determination or (ii) if Landlord owes Tenant an amount as a result of such adjustment, Landlord shall credit such amount against the next installment of Tenant’s Expense Charge.  If the adjustment is greater than 5% and the amount of the adjustment is to be paid to Tenant, Landlord will pay the cost of the expert; otherwise Tenant will pay the cost of the expert.

4.3                               Refunds; Other Items.

In the event a refund of any Operating Costs or Taxes is obtained and actually paid to Landlord, Landlord shall credit Tenant’s pro rata portion thereof (after deducting any unrecouped actual expenses incurred in connection with obtaining such refund) to the next installment(s) of Tenant’s Expense Charge.

ARTICLE 5

COMPLETION AND OCCUPANCY OF DEMISED PREMISES

5.1                               Completion of Demised Premises

The Demised Premises shall be deemed available for occupancy when Landlord notifies Tenant, in writing, that the work required to be performed by Landlord (“Landlord’s Work”), if any, described in Exhibit D to this Lease (the “Work Letter”) and the Permit Set of Drawings has been substantially completed and permitted under Applicable Law as being available for occupancy.  Landlord’s Work shall be deemed substantially completed notwithstanding that (a) certain minor or non-material details of construction, mechanical adjustment or decoration (“punch list items”) are incomplete, or (b) portions of Landlord’s Work are incomplete because such work cannot be performed until work to be performed by or on behalf of Tenant is completed.  In the event Landlord is delayed in completing Landlord’s Work by any delay, interference or hindrance, directly or indirectly, of such work (1) by Tenant, Tenant’s contractors or any of their employees or agents, (2) by any Additional Work (as defined in the Work Letter) requested by Tenant and agreed to by Landlord, or (3) by Tenant’s failure to timely and properly perform any of its obligations imposed pursuant to the Work Letter or if Tenant’s furniture vendor does not complete furniture installation before March 31, 2005 so long as Landlord provides Tenant access on the Entry Date (any of the foregoing being a “Tenant Delay”), the Demised Premises shall be conclusively deemed substantially completed and available for occupancy on the date on which the same would have occurred in the absence of such Tenant Delay, which date shall be determined by Landlord and documented to Tenant.

5.2                               Occupancy of Demised Premises.

The occupancy of the Demised Premises or any part thereof for business by Tenant or anyone claiming by, under or through Tenant shall be conclusive evidence that (a) Tenant accepts possession; (b) the Demised Premises were in good and satisfactory condition, subject to latent defects; and (c) Landlord’s Work, if any, was satisfactorily completed at the time such occupancy was so taken, subject to punch list items, if any, indicated on a list delivered by Tenant to Landlord and agreed to by Landlord on or before the date Tenant takes occupancy of the Demised Premises pursuant to Exhibit D.

ARTICLE 6

CONDUCT OF BUSINESS BY TENANT

6.1                               Use of Demised Premises

Tenant shall use the Demised Premises during the Term solely for general office uses and for no other purpose and shall not violate the Restrictions.

6.2                               Compliance with Laws and Requirements of Public Authorities.

(a)                                  At all times during the Term, Tenant shall give prompt notice to Landlord of any notice Tenant receives of any violation of any law or requirement of a governmental authority, or any regulation of the board of fire underwriters having jurisdiction over the Property, affecting the Demised Premises (“Applicable Law”), and, at its sole cost and expense, shall comply with all Applicable Laws, including any violation, order or duty imposed upon Landlord or Tenant, arising from or relating to (1) Tenant’s use of the Demised Premises; (2) the manner or conduct of Tenant’s business or operation of its installations, equipment or other property therein; (3) any event or condition caused or permitted by Tenant; or (4) breach of any of Tenant’s obligations hereunder.  Further, Tenant, at its sole cost and expense, shall comply with the requirements of the Americans With Disabilities Act applicable to the Demised Premises.  To the extent that Landlord receives such notice directly, Landlord agrees promptly to provide Tenant with a copy of such notice after Landlord’s receipt of the same and Tenant’s time to respond shall run from the date of Tenant’s actual receipt of such notice, whether received directly or from Landlord, in order that Tenant might comply therewith.

(b)                                 Tenant shall not do, permit or suffer any act or thing to be done which is injurious to the Property or the Demised Premises, which is immoral, a nuisance, contrary to Applicable Law or in violation of the certificate of occupancy issued for the Building or which would result in the cancellation of, or any increase in premiums for, insurance maintained by Landlord with respect to the Property or the Demised Premises.

(c)                                  Tenant shall not, nor shall Tenant allow any person to, generate, manufacture, process, transport, recycle, spill, leak, emit, use, handle, possess, treat, store, dispose of, transfer, release, convey or recover Hazardous Materials (as hereinafter defined) in, on, under or from the Demised Premises; provided, however, any Hazardous Material lawfully permitted and generally recognized as necessary and appropriate for general office use may be stored and used on the Demised Premises so long as (i) such storage and use is in the ordinary course of Tenant’s business permitted under this Lease; (ii) such storage and use is performed in compliance with all applicable Environmental Laws (as hereinafter defined) and in compliance with the highest standards prevailing in the industry for the storage and use of such materials; and (iii) Tenant delivers prior written notice to Landlord of the identity and quantity of such materials and such other information regarding such materials as Landlord may request.  Without limiting other rights or remedies available to Landlord under this Lease or at law or equity, in the event of a default by Tenant under this Section, Landlord shall immediately have the right to injunctive relief.  “Hazardous Materials” shall mean (i) any solid, liquid or gaseous waste, substance or emission or any combination thereof which may (a) cause or significantly contribute to an increase in mortality or serious illness, or (b) pose the risk of a substantial present or potential hazard to human health, to the environment or otherwise to animal or plant life and/or (ii) hazardous substances as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; petroleum and any of its derivatives or byproducts; asbestos; polychlorinated biphenyls; radon; and any material and/or substance defined as, or regulated as, a pollutant, waste, hazardous, extremely hazardous, toxic, or dangerous under any law, regulation or ordinance including, without limitation, any Environmental Law.  Tenant shall immediately notify Landlord of the presence or suspected presence of any Hazardous Materials on or about the Demised Premises and shall deliver to Landlord any notice received by Tenant relating thereto.  “Environmental Laws” means any and all present and future federal, state and local laws, regulations, rules, orders, guidelines, policies and requirements of any governmental authority relating to: the protection, remediation or restoration of the environment, natural resources or wildlife; pollution; Hazardous Materials; or public health and/or safety.

(d)                                 Tenant agrees that it shall not keep, use, sell or offer for sale in or upon the Demised Premises any article that may be prohibited by any then available standard forms of fire insurance policies with extended coverage.  Tenant agrees to pay to Landlord any increase in premiums for insurance maintained by Landlord with respect to the Demised Premises or the Property resulting from the use of the Demised Premises by Tenant, whether, or not Landlord has consented to such use.

(e)                                  Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed upon Landlord by reason of Tenant’s failure to comply with the provisions of this Section 6.2.

6.3                               Rules and Regulations.

Tenant and its agents, employees, contractors and invitees shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit C and incorporated herein by this reference, and such changes thereto, whether by modification, elimination or addition, as Landlord may, at any time and from time to time, make in respect of the Demised Premises and/or the Property (the “Rules and Regulations”).  Such changes shall be effective upon prior written notice thereof from Landlord to Tenant.  In the case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, as originally promulgated or as changed, the provisions of this Lease shall control.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the provisions in any other lease, as against any other tenant; provided, however, that Landlord shall not enforce the Rules and Regulations so as unjustly to discriminate against Tenant.

ARTICLE 7

COMMON AREA

7.1                               Control of Common Area.

(a)                                  As used in this Lease, the term “Common Area” shall mean that part of the interior and exterior portions of the Property designated by Landlord for the common use of all tenants, which includes parking area, sidewalks, landscaping, curbs, driveways, delivery passages, loading areas, seating areas, private streets and alleys, lighting facilities, drinking fountains, meeting rooms, lunch/break room, public toilets and the like.  Landlord grants Tenant a nonexclusive license for the Term, to use in common with the invitees of Landlord and Tenant and such other persons as Landlord and Tenant shall designate, the Common Area, subject to the terms and conditions of this Lease and to the Rules and Regulations.

(b)                                 Landlord reserves the right, at any time and from time to time, without incurring any liability to Tenant therefor, to change the arrangement, dimensions and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, parking areas, seating areas, or other parts of the Common Area so long as Tenant’s use and access of the Premises is not materially and adversely affected.  In such event, Landlord shall repair any physical damage caused to the Demised Premises.  Notwithstanding the foregoing, Landlord agrees not to relocate or decrease the dimensions of the current lunch/break room without prior written notice to and approval by Tenant.  Tenant agrees to review and approve or disapprove such changes in good faith within ten days after Tenant’s receipt of written request for approval.  If Tenant shall fail to respond to such request within such ten days, Tenant shall be deemed to have approved such change.  Furthermore, to the extent Landlord otherwise alters any aspect of the lunch/break room other than location and dimensions, Landlord agrees to maintain a first class quality facility.

(c)                                  Subject to Tenant’s right of quiet enjoyment as set forth in Section 22.1 herein, Landlord reserves the right, at any time and from time to time, to use portions of the Common Areas for art and other displays, promotional events and other uses not inconsistent with the character of the Building.

7.2                               Parking.

Tenant shall have only such parking rights as are provided in the Parking Rider set forth as Exhibit F attached hereto.

ARTICLE 8

REPAIRS, ALTERATIONS AND MECHANICS’ LIENS

8.1                               Repairs.

(a)                                  Landlord shall make all necessary repairs to keep the roof, exterior walls, foundation and structural frame of the Building, the common Building systems, fixtures and equipment (such as elevators, common Building heating, ventilating and air-conditioning systems, windows, and common Building telecommunications, electrical and plumbing systems, provided, however, that Landlord shall have no responsibility for any such equipment owned or maintained by tenants or other third parties or any damage to such systems caused by tenants or other third parties) and the Common Area in good order and repair, excluding, however, all repairs which Tenant is obligated to make or pay for pursuant to this Section 8.1 and all repairs which any other tenant of the Building is required to make pursuant to the terms of such tenant’s lease. Tenant shall give Landlord prompt notice of any defective condition in any ventilating, air-conditioning, plumbing, heating system, electrical lines or windows located in, servicing or passing through the Demised Premises and following such notice, Landlord shall use commercially reasonable efforts where practicable to initiate all repairs promptly and to remedy the condition with due diligence, subject to unavoidable delay, but at the expense of Tenant if repairs are necessitated by any act attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees; provided, however, that no liability of Landlord to Tenant shall accrue hereunder unless and until Tenant has given notice to Landlord of the specific repair to be made.  Tenant shall have the right from time to time at its election to test the air quality in the Demised Premises.  Such tests shall be at Tenant’s sole cost and expense except that Landlord shall reimburse Tenant the actual and reasonable cost of such test in the event the test results show an unacceptable air quality condition according to industry standards reasonably determined.

(b)                                 Tenant, at its sole cost and expense, shall take good care of the Demised Premises, including all floor coverings and doors in the Demised Premises, and Tenant’s property and fixtures.  All repairs made by or on behalf of Tenant shall be made and performed in accordance with the provisions of Section 8.2 and shall be at least equal in quality and design to the original construction of the Demised Premises and the Building.  If Tenant fails to proceed with due diligence to make repairs required to be made by Tenant, and such failure shall continue for 10 days after notice from Landlord, the same may be made by Landlord at the expense of Tenant and the amount so incurred by Landlord shall be paid to Landlord by Tenant immediately upon submission of a bill or statement therefor by Landlord.  Tenant shall have no responsibility for the maintenance or upkeep of plate glass or windows in the Demised Premises, except to the extent Tenant is responsible for the breakage of such plate glass or windows in which case the above provisions of Article 8.1 would otherwise apply.

8.2                               Alterations.

Tenant shall not make any alterations, additions or improvements (collectively, “Alterations”) in or to the Demised Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.  The Work (as defined in the Work Letter attached as Exhibit D) is not considered Alterations and, accordingly is not subject to the terms of this Section 8.2.  Tenant shall only utilize contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed.  Tenant shall, before making any Alterations, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord, and Tenant agrees to carry, and to cause Tenant’s contractors and sub-contractors to carry such workers’ compensation, general liability, personal and property damage insurance as Landlord may reasonably require.  Upon completion of any Alterations, Tenant shall deliver to Landlord one set of “as-built” plans and specifications therefor.  All fixtures and all paneling, partitions, railing and like Alterations, installed in the Demised Premises, either by Tenant or by Landlord on Tenant’s behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Demised Premises upon the expiration or earlier termination of the Lease, unless Landlord, by notice to Tenant given no later than 20 days prior to the Expiration Date of this Lease (or within 20 days after the earlier termination hereof), elects to have them removed by Tenant, in which event, the same shall be removed from the Demised Premises by Tenant.  Notwithstanding the foregoing, at the time Tenant requests Landlord’s consent to a contemplated Alteration, Tenant may request that Landlord determine whether or not such Alteration will be required to be removed upon the expiration or earlier termination of this Lease.  Upon receipt of such request from Tenant, Landlord shall notify Tenant at the time Landlord consents to such Alteration whether or not Landlord will require removal upon the expiration or earlier termination of this Lease.  Nothing in this section shall be construed to give Landlord title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such equipment and fixtures from the Demised Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to installation (subject to ordinary wear and tear) and repair any damage to the Demised Premises or the Property due to such removal.  All property that was permitted or required to be removed by Tenant at the end of the Term but which remains in the Demised Premises for 10 days after Tenant vacates the Demised Premises shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the Demised Premises by Landlord at Tenant’s expense.

8.3                               Mechanics’ Liens.

Tenant shall (a) pay before delinquency all costs and expenses of work done or caused to be done by Tenant in the Demised Premises; (b) keep the title to the Property and every part thereof free and clear of any lien or encumbrance in respect of such work; and (c) indemnify, reimburse and hold harmless Landlord Protected Parties (defined below) against any claim, loss, cost, demand (including reasonable legal fees), whether in respect of liens or otherwise, arising out of the supply of material, services or labor for such work.  Tenant shall immediately notify Landlord of any lien, claim of lien or other action of which Tenant has knowledge and which affects the title to the Property or any part thereof, and promptly shall cause the same to be paid or removed by the filing of a bond but in any event no later than 60 days after Tenant has knowledge of such lien.  If Tenant shall fail to pay or bond, Landlord may take such action as Landlord deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord and such amount shall bear interest at the Default Rate. Nothing contained in this section or elsewhere in this Lease shall be deemed or construed in any way as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of a materialmen’s, mechanics’ or other lien against the Demised Premises or any other portion of the Property.

8.4                               Indemnification.

Without limitation of any other indemnification provisions contained in this Lease, Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord, and Landlord’s agents, employees, contractors, officers, trustees, directors, shareholders, members, managers, partners and principles (disclosed or undisclosed), managing agent and advisors (including, but not limited to, BlackRock Realty Advisors, Inc.) and their officers, directors, members, managers, employees and agents (collectively, the “Landlord Protected Parties”) from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with any Alterations, including, without limitation, the cost of any repairs to the

Demised Premises or Project necessitated by activities of Tenant or Tenant’s contractors and bodily injury to persons, except, however to the extent any such claims, liabilities, lawsuits, damages and expenses are caused by the negligence or willful misconduct of the indemnified party.

ARTICLE 9

UTILITIES AND BUILDING SERVICES

9.1                               Heating, Ventilating and Air Conditioning.

(a)                                  Subject to limitations and restrictions imposed by federal, state and/or local authorities, Landlord shall furnish heating and air-conditioning to the Demised Premises during Normal Business Hours with a range of 69 and 74 degrees.  In addition, Landlord agrees that the Building HVAC system will be activated after Normal Business Hours if the temperature in the Building drops below 65º F or rises above 80º F.  The foregoing temperature conditions assume that Tenant will not overload Buildings systems with unusually high concentrations of personnel or heat generating equipment.  Accordingly, and without limiting the generality of the effect of the foregoing, whenever heat generating machines or equipment are used in the Demised Premises which may affect the temperature which would otherwise be maintained by the Building air-conditioning system, Landlord reserves the right to install supplementary air-conditioning units for the Demised Premises at the expense of Tenant and the costs of operation and maintenance thereof shall be paid by Tenant to Landlord at commercially reasonable rates determined by Landlord.  Any air-conditioning units required for Tenant’s computer systems shall be described in Exhibit D to the Lease and shall be installed with all connections needed for operation by and at the expense of Landlord.  Landlord agrees that Tenant may operate the air-conditioning units required for Tenant’s computer systems twenty-four (24) hours per day, seven (7) days per week, and Tenant may only be subject to Additional Rent for electricity charges pursuant to Section 9.4 (b) if Tenant’s units and operation change materially from the description in Exhibit E.  The costs of maintenance of such units shall be paid by Tenant using contractors reasonably approved by Landlord who abide by the rules and regulations for vendors at the Building, including, without limitation, the delivery of insurance certificates.

(b)                                 Tenant recognizes that, outside of Normal Business Hours, Tenant may require overtime HVAC services in order to render the Demised Premises comfortable and tenantable and that Tenant shall have no claim against Landlord for the condition of the Demised Premises outside of Normal Business Hours, except as provided under Section 9.1(a) above with respect to temperature conditions outside of Normal Business Hours, and except that, overtime HVAC services can be provided by Landlord to Tenant at an additional cost at the standard hourly rate for such services in effect at such time (“Standard Rate”), which Standard Rate Landlord and Tenant agree on the Date of Execution of this Lease is $45.00 per hour.  Landlord agrees to provide Tenant upon Tenant’s written request the amount of the Standard Rate then in effect.  This Section 9.1 (b) shall not apply to the operation of the air conditioning units required for the computer room as described in Section 9.1 (a) above, and Tenant shall not be subject to Additional

Rent for electricity charges pursuant to Section 9.4 (b) unless Tenant’s units and operation change materially from the description in Exhibit E.

9.2                               Cleaning Service.

Landlord shall provide Class A building standard cleaning services, more fully described in Exhibit G attached hereto and made a party hereof by reference, five (5) days a week, Monday through Friday, holidays excepted.  As used herein holidays shall mean New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas and such other holidays as are generally recognized by other similar class buildings in the Minnetonka, Minnesota area.

Tenant shall not provide any cleaning services without Landlord’s consent and then only at Tenant’s sole responsibility and expense and by cleaning contractors or employees and in a manner at all times satisfactory to Landlord.  Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish to the extent that such refuse and rubbish removed by Landlord exceeds the refuse and rubbish normally attendant upon the use of the Demised Premises as offices.

9.3                               Elevator Service.

Landlord shall furnish automatic elevator service at all times, which elevator may also, subject to the Building Rules and Regulations set forth in Exhibit C, be used as a freight elevator.

9.4                               Electricity.

(a)                                  Landlord shall, during Normal Business Hours only, supply electricity to the Demised Premises for normal office lighting and business machines that operate on standard 110 voltage and do not require special or additional air conditioning.  Except as may be approved in writing by Landlord (including as may be approved in writing by Landlord in the Working Drawings (as defined in the Work Letter), Tenant’s use of electricity in the Demised Premises shall be for the operation of Building standard lighting, electrical fixtures, personal computers and other office machines and lamps (expressly excluding high electrical consumption business machines and space heaters, except, however, for radiant space heaters approved by Landlord when necessary due to extreme weather conditions) and shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises.

(b)                                 Tenant agrees to pay to Landlord, as Additional Rent, Landlord’s charges for electricity and other energy consumed by Tenant (i) during hours other than Normal Business Hours (A) for normal office lighting and business machines and (B) subject to Section 9.1, for heating and air conditioning, and (ii) for business machines other than as permitted by Section 9.4(a) hereof.  Such electrical and other energy shall be payable monthly, at the Standard Rate, together with payments of Monthly Fixed Rent.

(c)                                  Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld or delayed) in each instance, connect any additional fixtures, appliances or equipment (other than normal office electrical fixtures, lamps, personal computers and similar office machines) to the Building’s electric distribution system or make any alterations or additions to the electric system of the Demised Premises existing at the commencement of the Term.  If Landlord grants such consent, unless paid for by the service provider with no charge to Landlord, the cost of all additional risers and other equipment required therefor shall be paid as Additional Rent by Tenant to Landlord upon demand.  Furthermore, Tenant shall, at Landlord’s option, pay on demand as Additional Rent to Landlord, the cost of any electric current or other energy for the operation of heavy reproduction equipment, computer equipment or other equipment requiring more electrical current or energy than is necessary for normal business office use as determined by Landlord.  If Tenant shall require additional electricity and such electricity is available to the Demised Premises and for the Building, Landlord may either (i) at Tenant’s expense, install a meter in the Demised Premises and cause the Demised Premises to be connected directly with the lines of the public utility company supplying electricity to the Building and thereafter Tenant shall pay all the charges of such company for furnishing electrical current; or (ii) shall measure the current supplied to Tenant by a meter installed in the Demised Premises, in which case Tenant shall pay to Landlord monthly as Additional Rent the sums which Tenant would be required to pay to the public utility company serving the Building if Landlord had connected Tenant to the lines of such public utility company.

(d)                                 Landlord, at Tenant’s expense, shall purchase and install all light bulbs, fluorescent and other lighting tubes, ballasts and any incandescent lamps used in Building-standard lighting fixtures installed by Landlord in the Demised Premises upon notification from Tenant that such installation is required.  Tenant shall use only such electrical lighting fixtures and lamps as may be approved by Landlord.  Tenant shall replace, as necessary, all bulbs and fluorescent tubes in non-Building-standard lighting fixtures, if any, installed in the Demised Premises.  If Tenant shall fail to make any such replacement within five (5) days after written notice from Landlord, Landlord may make such replacement and charge the cost of labor and materials involved therein to Tenant as additional rent.

(e)                                  Notwithstanding anything herein to the contrary, both Landlord and Tenant may at their option install meters in the Demised Premises and take such other steps as they may consider desirable in assisting in determining Tenant’s consumption of electricity.  Tenant shall pay the costs of installing and maintaining such meters.

9.5                               Telecommunications.

(a)                                  All telephone, video and other telecommunications connections to the Demised Premises (but not networking and connections within the Demised Premises, which do not affect Building systems), which Tenant may desire shall be first approved by Landlord (or Landlord’s duly appointed agent) in writing before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors reasonably approved by Landlord and shall be subject to the direction of Landlord.  Landlord reserves the right to reasonably designate and control the entity or entities providing repair and maintenance in the Building and to restrict and control access to telephone cabinets. Notwithstanding anything contained herein to the contrary, the refusal of Landlord to grant its approval to any prospective provider in accordance with the terms hereof shall not be deemed a default or breach by Landlord of its obligations under this Lease.  The provisions herein are solely for the benefit of Tenant and are not for the benefit of any other party and specifically, but without limitation, no telephone or other telecommunications services provider shall be deemed a third party beneficiary of this Lease.  Fiber optic capacity is currently serviced to the Building by Qwest, with the main point of presence located on the lower level telecommunications room.  Notwithstanding the foregoing, Landlord agrees that Tenant’s provider, Network Design, Inc. and Consultedge shall be acceptable for the purposes of the initial installation of all network cabling and phone service provided such vendors comply with the rules and regulations for vendors at the Building and supply certificates of insurance.

(b)                                 Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Demised Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Demised Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Costs for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring installed in the Building after the Date of Execution of Lease that are not allocable to any individual tenants of such service but are allocable to the Building generally.  If Tenant fails to maintain all telephone cables and related wiring in the Demised Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, and if Tenant does not commence to cure such failure promptly and diligently thereafter pursue such cure after written notice from Landlord, then Landlord or any vendor hired by Landlord may enter into and upon the Demised Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s reasonable costs in connection therewith and Landlord shall have no liability to Tenant by reason thereof).

(c)                                  Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Demised Premises and the Building.  However, Landlord agrees promptly after receipt of actual notice of any such interruption, diminution, delay or discontinuance to use its commercially reasonable good faith efforts to notify appropriate vendors of such service and upon compliance with commercially reasonable requirements, to allow access by such vendors to the Building to permit correction of such problem.

(d)                                 Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off such connections and services in the event of emergency or as necessary in connection with maintenance, repairs or construction at the Building or installation of equipment for other tenants of the Building or on account of violation by the Tenant’s provider or owner of the equipment of any obligation to Landlord or in the event that Tenant’s use of the telecommunications infrastructure of the Building materially interferes with the telecommunications services of other tenants of the Building.  Tenant shall not utilize any wireless telecommunications services equipment (other than usual and customary cellular telephones), including antennae and satellite dishes, within the Demised Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed or within the Building, or attached to the outside walls or roof of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion.  In the event that any telephone, video or other telecommunication equipment of any type installed by or at the request of Tenant within the Demised Premises, on the roof, or elsewhere within or on the Building causes interference to equipment previously installed and then in use by another party, Tenant shall cease using such equipment until the source of the interference is identified and eliminated and Tenant shall assume all liability related to such interference.  Tenant shall cooperate with Landlord and other parties, to eliminate such interference promptly.  In the event that Tenant is unable to do so, Tenant will substitute alternative equipment that remedies the situation.  If such interference persists, Tenant shall, at Landlord’s sole discretion, remove such equipment.

(e)                                  Upon the Expiration Date, Tenant agrees to remove all telephone cables and related wiring installed by Tenant for and during Tenant’s occupancy, unless Landlord provides written notice to Tenant at least thirty (30) days prior to the Expiration Date that Landlord will not require Tenant to remove such telephone cables and related wiring.

9.6                               Interruption of Services.

Landlord does not covenant that Building services will be free from interruptions caused by repairs, improvements, changes of service, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel, water or supplies, actions of other tenants, licensees or other occupants of the Building or other third parties or any other cause beyond the reasonable control of Landlord.  No such interruption of service shall be deemed a constructive eviction or disturbance of Tenant’s use and possession of the Demised Premises or any part thereof, or otherwise render Landlord liable to Tenant for damages, by abatement of rent or otherwise, or otherwise relieve Tenant from performance of Tenant’s obligations under this Lease.  Tenant hereby waives and releases all claims against Landlord for damages for interruption or stoppage of Building services.  In the event of any such interruption or stoppage of Building services, Landlord shall use commercially reasonable efforts to have such services promptly resumed.  Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing it acts in accordance with a directive, policy or request of a governmental or quasi-governmental authority serving the public interest in the fields of energy conservation or security.  Notwithstanding the foregoing, in the event any such interruption in services to be provided by Landlord under this Article is caused by the negligence or willful misconduct of Landlord, and if such interruption causes the Demised Premises to be untenantable, and as a result thereof Tenant in fact ceases to use all or any portion of the Demised Premises for a period in excess of five (5) consecutive days, then commencing on the sixth (6th) consecutive day of such untenantability and non-use, Fixed Rent and Additional Rent payable by Tenant shall be abated until the earliest to occur of (a) the date upon which such interruption has been remedied and the Demised Premises are again tenantable or (b) the date Tenant resumes use of the Demised Premises.  Notwithstanding the foregoing, however, in the event Tenant is entitled to recover Fixed Rent or Additional Rent, or both, for such period of untenantability from Tenant’s business interruption insurance or otherwise, then Tenant shall not be entitled to such abatement, it being the intent and agreement of Tenant to first proceed against its insurance carrier for any such loss of use.

9.7                               Overtime Services.

In the event Tenant requires any utilities or services during periods other than as provided in this Article and provided that Tenant shall have given Landlord notice no later than 2:00 P.M. of the last business day prior to Tenant’s need for such services, Landlord shall provide Tenant with such services, and Tenant shall pay Landlord, as Additional Rent, Landlord’s then existing charges in respect thereto.  Subject to Section 9.1, Landlord’s charges for after hours HVAC shall be its Standard Rate.

ARTICLE 10

PERSONAL PROPERTY TAXES

10.1                        Tenant’s Personal Property.

Tenant shall pay directly all taxes on any and all personal property leased, owned, installed, used, or located in the Demised Premises.  Tenant shall indemnify and hold harmless Landlord Protected Parties against any claim, loss, cost, demand (including reasonable legal fees), whether in respect of liens or otherwise, arising out of such taxes.

ARTICLE 11

INSURANCE AND INDEMNITY

11.1                        Tenant’s Insurance.

At all times Tenant shall keep in full force and effect a policy of commercial general liability and property damage insurance with respect to the Demised Premises, in such limits as may be reasonably required from time to time by Landlord.  The limits of commercial liability insurance on the Commencement Date shall be not less than $3,000,000.00 for death or injury to any number of persons or for property damage, for each occurrence.  In no event shall the limits of any coverage maintained by Tenant pursuant to this Section 11.1 be considered as limiting Tenant’s liability under this Lease.  These policies shall name Landlord, any person, firms or corporations (including, without being limited to, any mortgagee or lessor of Landlord) designated by Landlord and Tenant as insureds, shall include blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in Section 11.2 hereof and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord 30 days prior written notice.  The insurance shall be written by an insurance company, licensed and qualified to do business in the State in which the Property is located, which is reasonably acceptable to Landlord.  An original copy of the policy or a certificate of insurance shall be delivered to Landlord upon the execution and delivery of this Lease and replacement certificates shall be delivered not less than ten (10) days prior to the expiration of any then existing coverage.  The insurance which Tenant is required to maintain in force and effect under this Section 11.1 shall be primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not excess over or contributory with any other available insurance.  Certificates of insurance evidencing the liability insurance coverage required under this Section 11.1 shall contain an endorsement to such effect.  In addition, at all times during the Term hereof, Tenant shall procure and maintain Worker’s Compensation Insurance in accordance with the laws of the State in which the Property is located.

11.2                        Indemnity and Non-Liability.

(a)                                  Neither Landlord nor Landlord’s agents (including, without being limited, to the Managing Agent), employees, contractors, officers, trustees, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant’s agents, employees, contractors, invitees or licensees or any other occupant of the Demised Premises, and Tenant shall save Landlord, its successors and assigns and their respective agents, employees, contractors, officers, trustees, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from any loss, cost, liability, claim, damage, expense (including reasonable attorneys’ fees and disbursements), penalty or fine incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant’s property or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or of any owners or occupants of adjacent or neighborhood property or caused by operations in construction of any private, public or quasi-public work) unless due to the negligence or willful misconduct of Landlord or Landlord’s agents or employees.  However, even if such loss or damage is caused by the negligence or willful misconduct of Landlord, its agents or employees, Tenant waives, to the full extent permitted by law, any claim for consequential damages in connection therewith.  To the extent of Tenant’s insurance coverage, Landlord, and its agents and employees, shall not be liable, for any loss or damage to any person or property due to the negligence of Landlord, its agents or employees.

(b)                                 Neither any (1) performance by Landlord, Tenant or others of any repairs, improvements, alterations, additions, installations, substitutions, betterments or decorations in or to the Property or the Building, the Building equipment and systems, the Common Areas or the Demised Premises, (2) failure of Landlord or others to make any such repairs or improvements, (3) damage to the Property or the Building, the Building equipment and systems, the Common Areas, the Demised Premises or Tenant’s property, (4) injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public, or quasi-public work, or by any other cause, (5) latent defect in the Building, the Building equipment and systems, the Common Areas or the Demised Premises, nor (6) inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business by reason of any of the events or occurrences referred to in the foregoing subdivisions (1) through (5) shall impose any liability on Landlord to Tenant, other than, subject to Section 24.10 hereof, such liability as may be imposed upon Landlord by law for Landlord’s negligence or the negligence of Landlord’s agents or employees in the operation or maintenance of the Building, the Building equipment and systems or the Common Areas or for the breach by Landlord of any express covenant of this Lease on Landlord’s part to be performed.  No representation, guaranty or warranty is made or assurance given that the communications or security systems, devices or procedures of the Building, including the proximity card read access system with remote monitoring cameras, will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of Tenant’s property or of the property of any other person.  Furthermore, Landlord agrees that it shall not reduce the security service provided at the Date of Execution of the Lease without the prior written consent of and approval by Tenant.  Tenant agrees to review and approve or disapprove any such request for a reduction in security service, in good faith, within ten days after Tenant’s receipt of written request for approval from Landlord.  If Tenant shall fail to respond to such request within ten days after receipt of such request, Tenant shall be deemed to have approved such change.

(c)                                  Tenant hereby indemnifies and holds harmless Landlord Protected Parties from any loss, cost, liability, claim, damage, expense (including reasonable attorneys’ fees and disbursements), penalty or fine incurred in connection with or arising from (1) any default by Tenant in the performance of any of the terms of this Lease on Tenant’s part to be performed, or (2) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or (3) any acts or omissions resulting from or arising out of the gross negligence or willful misconduct of Tenant, or the contractors, agents, employees, invitees, licensees, assignees or sublessees of Tenant, or (4) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Demised Premises.  Tenant’s obligations under this Section 11.2 shall survive the expiration or earlier termination of this Lease.

(d)                                 After Tenant’s review and approval for accuracy, Tenant shall pay to Landlord as Additional Rent, within thirty (30) days after receipt by Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in this Section 11.2.  Tenant shall be deemed to have approved such Additional Rent charge if Tenant does not notify landlord of any objections as to accuracy within such 30 days.

11.3                        Waiver of Subrogation.

(a)                                  Landlord and Tenant shall each endeavor to procure an appropriate clause in, or endorsement to, each of its policies for industry standard form of property insurance which, as of the date of this Lease, is known as “causes of loss - special form,” pursuant to which the insurance company waives subrogation or consents to waiver of its right of recovery against the other party, which, in the case of Tenant, shall be deemed to include any subtenant in the Demised Premises, and having obtained such clause or endorsement of waiver of subrogation or consent to a waiver of the right of recovery, such party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others covered by such property damage insurance coverage; provided, however, that the release, discharge and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clause or endorsement, or the clause or endorsement consenting to a waiver of right of recovery, and shall be co-extensive therewith.

(b)                                 If either party hereto shall not be able to obtain such clause or endorsement on a particular policy or if the inclusion of such clause or endorsement would result in an increase in premium, then that party shall so notify the other party hereto at least 15 days from the date the party is informed by its property insurance carrier of the same.  To the extent that such clause or endorsement is available at an increased premium, the other party shall be obligated to pay the amount of any increase in premium resulting from the inclusion of such clause or endorsement, unless such other party notifies the party obtaining the insurance, within twenty (20) days following notice of the amount of such increase, that such other party declines to pay such increase, in which event the party holding the insurance shall have no obligation to the other party with regard to the inclusion of such clause or endorsement or the lack thereof.  If a party shall fail to give notice either of inability to obtain such clause or endorsement or notice of an increase in premium, then that party shall be deemed to have waived its right of recovery from the other party with respect to any loss or damage insured against by the policy with respect to which notice was not given as provided above.

11.4                        Landlords’ Insurance.

Landlord agrees to purchase and keep in force and effect commercial general liability insurance with respect to the Common Areas and insurance on the Building improvements and on the items included in Landlord’s Work so long as such item are not trade fixtures, moveable office furniture and movable equipment which Tenant is entitled to remove at the expiration or earlier termination of this Lease (“Insurable Items of Landlord’s Work”) (but not including, however, any tenant improvements, alterations or additions made after the initial improvements made pursuant to Landlord’s Work) in amounts and with coverages consistent with amounts and coverages carried by prudent owners of the class of buildings in the Minnetonka, Minnesota area that are equal to the class of building of the Building at such time.

ARTICLE 12

DAMAGE BY CASUALTY

12.1                        Notice.

Tenant shall give written notice to Landlord of any damage caused to the Demised Premises by fire or other casualty within twenty-four (24) hours of the date on which Tenant becomes aware of such event.

12.2                        Restoration of Improvements.

(a)                                  In the event the Demised Premises are damaged by fire or other casualty, Landlord shall, unless this Lease is terminated as hereinafter provided, proceed with reasonable diligence and at its sole cost and expense to repair the Demised Premises, including the Insurable Items of Landlord’s Work (but not including, however, any tenant improvements, alterations or additions made after the initial improvements made pursuant to Landlord’s Work or trade fixtures, moveable office furniture and movable equipment which Tenant is entitled to remove at the expiration or earlier termination of this Lease), and then only to the extent of available insurance proceeds received.  Tenant shall promptly, at its sole cost and expense, remove such of its furniture and other belongings from the Demised Premises as Landlord shall require in order to repair and restore the Demised Premises.  Until any such repairs to the Demised Premises are completed, the Fixed Rent and Additional Rent shall be abated in proportion to the part of the Demised Premises, if any, that is unusable by Tenant in the conduct of its business.  If the fire or other casualty is due to the gross negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees, there shall be no abatement of Fixed Rent or Additional Rent.

(b)                                 If (1) the Demised Premises shall be (i) totally destroyed or substantially damaged, or (ii) partially destroyed or damaged by a casualty not sufficiently, in Landlord’s reasonable judgment, covered by insurance or, even if covered by insurance, which, in Landlord’s reasonable judgment, cannot be restored to tenantable condition within 180 days after the casualty, or (2) the Building shall be destroyed to the extent of one-quarter or more of its then value or so damaged that, in Landlord’s reasonable judgment, substantial alteration, demolition or reconstruction of the Building shall be required, whether or not covered by Landlord’s insurance, then in either such event Landlord may elect to proceed to rebuild and repair the Demised Premises or to terminate this Lease, effective upon giving notice of such election to Tenant within 30 days after the occurrence of such casualty. Landlord’s obligation to rebuild and repair under this Section shall in any event be limited to restoring the Building and the Demised Premises to substantially the condition in which they existed prior to the casualty (in no event shall Landlord be required to repair any of Tenant’s leasehold improvements, fixtures, equipment, furniture, furnishings and personal property or any improvements, fixtures, equipment, furniture, furnishing and personal property of any third party provider of Tenant, such as Tenant’s telecommunications provider) and then only to the extent that insurance proceeds shall be sufficient to pay for such restoration.  Tenant agrees that, promptly after the completion of such work by Landlord, it will proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and restore its fixtures, equipment and other installations.

(c)                                  Tenant shall have no right to terminate this Lease in the event of the damage or destruction of the Demised Premises other than as set forth in this Section and hereby waives the provision of any Applicable Law granting Tenant such right.

12.3                        Damage During Last Year of Lease Term.

Without limiting Landlord’s rights under Section 12.2, in the event the Building or Demised Premises shall, in Landlord’s reasonable judgment, be substantially damaged during the last year of the term of this Lease, Landlord may elect either to rebuild or repair the Demised Premises or to terminate this Lease effective upon giving notice of such election, in writing, to Tenant within thirty (30) days after the happening of the fire or other casualty.

ARTICLE 13

EMINENT DOMAIN

13.1                        Taking of Demised Premises.

If during the Term all of the Demised Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or sale-in-lieu of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Demised Premises (hereinafter called the “Date of Taking”).  If so much of the Demised Premises (but less than all) is taken as shall render the Demised Premises untenantable, Tenant and Landlord shall each have the right to terminate this Lease by giving written notice to the other party of termination within 30 days after the Date of Taking.

13.2                        Partial or Temporary Taking of Building.

(a)                                  If during the Term, a portion of the Property shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or sale-in-lieu of such taking, then (1) if in the reasonable opinion of Landlord substantial alteration or reconstruction of the Property is necessary as a result thereof, whether or not the Demised Premises are or may be affected; (2) if one-quarter or more of the value, in Landlord’s sole judgment, of the Property is included in such taking or sale; or (3) if such portion of the Common Areas, including any parking areas or driveways, shall be taken as, in Landlord’s reasonable judgment, to materially interfere or prevent access to the Building or reduce the value of Property by more than one-quarter; then, Landlord shall have the right to terminate this Lease by giving to Tenant at least 30 days’ written notice thereof.

(b)                                 If during the Term, the Building or the Common Areas, or any portion thereof, shall be taken as set out in subsection (a) above for a period of less than 90 days, this Lease shall remain in full force and effect subject to Section 13.5 hereof.  If such a taking shall be for a period of 90 days or more, then the provisions of Section 13.1 and Section 13.2(a), as the case may be, shall be applicable.

(c)                                  If a Partial or Temporary Taking as set forth in Section 13.2 (a) affects any portion of the Demised Premises, Tenant shall have the right to terminate this Lease by giving written notice to Landlord no later than 30 days after the date of such Partial or Temporary Taking.

13.3                        Termination.

If either party exercises its rights of termination under Section 13.1 or 13.2 (and any such right must be exercised within 30 days after the Date of Taking, failing which such right shall be deemed waived), this Lease shall terminate on the date stated in the notice, provided, however, that no termination pursuant to notice hereunder may occur later than 60 days after the Date of Taking.

13.4                        Surrender.

On the date of termination under this Lease under Section 13.1 or 13.2, Tenant shall immediately surrender to Landlord the Demised Premises and all interests therein under this Lease and Tenant shall pay Landlord Rent through the date of termination (or through the Date of Taking if such date shall not be the same as the date of termination).  Landlord may re-enter and take possession of the Demised Premises and remove Tenant there from.  Upon such surrender, Tenant shall remove its equipment and personal property and, to the extent Demised Premises are directly affected by the Taking, restore the Demised Premises to as good condition as prior to the date of this Lease (subject to ordinary wear and tear) and repair any damage to the Demised Premises or the Property due to such removal.

13.5                        Rent Adjustment for Partial Taking of Demised Premises.

If any portion of the Demised Premises (but less than the whole thereof) is so taken, and no rights of termination herein conferred are timely exercised, the Term shall expire (or, in respect of a taking pursuant to Section 13.2(b) hereof, have no force and effect for the period of such temporary taking) with respect to the portion so taken on (or from) the Date of Taking.  In such event, the Rent thereafter payable under this Lease shall be adjusted pro rata by Landlord in order to account for the resulting reduction (either temporarily or permanently) in the number of rentable square feet in the Demised Premises.

13.6                        Awards.

Upon any taking or sale described in this Article, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and Tenant shall not have nor advance any claim against Landlord or anyone else for the value of its property or its leasehold estate under this Lease, or for the costs or removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase.  Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account a separate award from the condemning authority attributable to the taking or purchase of Tenant’s trade fixtures, or the removal or relocation of its business and effects, or the interruption of its business provided that Landlord’s award is not diminished thereby.  If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

ARTICLE 14

RIGHTS RESERVED TO LANDLORD

14.1                        Access to Demised Premises.

Landlord and Landlord’s agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and to perform any acts related to the safety, protection or preservation thereof or of the Building.  At other reasonable times, and upon reasonable notice, Landlord may enter the Demised Premises (1) to examine and make such repairs, replacements and improvements as Landlord may deem necessary or reasonably desirable to the Demised Premises or to any other portion of the Building, (2) for the purpose of complying with laws, regulations and other requirements of governmental authorities or the provisions of this Lease, (3) for the purpose of posting notices of nonresponsibility, or (4) for the purposes of showing the same to prospective purchasers or mortgagees of the Building, and during the last 12 months of the Term, for the purpose of showing the same to prospective tenants.  Tenant shall permit Landlord to use and maintain and replace unexposed pipes and conduits in and through the Demised Premises and to erect new unexposed pipes and conduits therein.  Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into the Demised Premises and close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities without such interference constituting an eviction.  Tenant shall not be entitled to any damages by reason of loss or interruption of business or otherwise during such periods; provided, however that the foregoing shall not be deemed or construed to limit Tenant’s rights under Section 9.6 above with respect to Rent abatement in the event of certain interruption of services.  During such periods Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of the Demised Premises, including, but not limited to, performing any required work after Normal Business Hours as necessary.  If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary or permissible by master key or otherwise, provided reasonable care is exercised to safeguard Tenant’s property.  Such entry shall not render Landlord or its agents liable therefor, nor in such event shall the obligations of Tenant hereunder be affected.

14.2                        Additional Rights.

Landlord shall have the following additional rights exercisable without notice (except as provided below) and without liability to Tenant for damage or injury to property, person or business, all claims for damage being hereby released, and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoffs, or abatement of Rent:

(a)                                  To change the name, number or designation by which the Building may be known; provided, however, that Landlord shall not during the term of this Lease, under any circumstance, allow the existing tenant, CFG, to have its name on the exterior of Building or as the designation by which the Building is known, so long as Tenant is not in default beyond applicable notice and cure periods under any of the terms and conditions of this Lease; and provided that Tenant is occupying the Demised Premises;

(b)                                 To make such changes in or to the Building, including the building equipment and systems, as Landlord may deem necessary or desirable, provided that any such change does not deprive Tenant of a reasonable means of access to the Demised Premises or unreasonably interfere with the use of the Demised Premises;

(c)                                  To grant to anyone the exclusive right to conduct any business or render any services (including, without being limited to, the right to designate all suppliers or persons furnishing sign painting and lettering, beverages, foods, towels, vending machines or toilet supplies used or consumed on the Demised Premises) in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by Article 6, specifically including, without limitation, Tenant’s right to conduct business in the Demised Premises as general offices;

(d)                                 To close the Building at any such reasonable times after Normal Business Hours as Landlord may determine, subject, however, to Tenant’s unrestricted right to access the Building, the Demised Premises and all Common Areas twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year pursuant to commercially reasonable rules and regulations; and

(e)                                  To perform any act, obligation or other commitment required of or by Tenant, which Tenant has not performed for any reason whatsoever (including, without being limited to, obtaining insurance coverage), and to charge Tenant as Additional Rent all reasonable costs and expenses incurred by Landlord for such performance, together with interest thereon at the Default Rate from the dates of Landlord’s expenditures until paid.

ARTICLE 15

ASSIGNMENT AND SUBLETTING

15.1                        Consent Required.

(a)                                  Tenant shall not, voluntarily or involuntarily, by operation of law or otherwise:  (i) assign, mortgage, pledge, encumber or in any manner transfer this Lease in whole or in part, or (ii) sublet all or any part of the Demised Premises, or allow any other person to occupy all or any part thereof, without the prior written consent of Landlord in each instance, which consent, as more fully provided below, shall not be unreasonably withheld, and any attempt to do any of such acts without such consent shall be null and void and of no effect.  Tenant shall reimburse Landlord for all third party costs and third party expenses incurred by Landlord in reviewing said request, including, without limitation, reasonable outside attorneys’ fees, but such reimbursement of such costs, expenses and fees shall not to exceed $2,500.00 in the aggregate.  In the event of a transfer of control of Tenant, including, without being limited to, a transfer of stock or partnership interest or the merger, consolidation, sale of all or substantially all of the other assets of Tenant or other corporate or other reorganization of Tenant (whether or not Tenant shall be the surviving entity) (such event being a “Transfer of Control Event” and the entity assigned this Lease a “Transfer of Control Assignee”).  Tenant shall give Landlord written notice within 30 days after a Transfer of Control Event and furnish reasonable evidence that such assignee has a net worth of equal to or greater than the net worth as of the Date of Execution of Lease of Kanawha Insurance Company (“Required Net Worth”).  In the event the assignee shall have the Required Net Worth such Transfer of Control Event shall not be deemed an assignment under this Lease and shall not require Landlord’s prior consent.  Such assignment shall be subject to all the provisions of this Article. In the event the Transfer Control Assignee shall not have the Required Net Worth, then such Transfer of Control Event shall be deemed an assignment and Landlord shall have all of its rights in connection with an assignment or sublet as set forth in Section 15 (c).  The consent by Landlord to any assignment, mortgage, pledge, encumbrance, transfer or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment, mortgage, pledge, encumbrance, transfer or subletting.

(b)                                 In the event Tenant desires to assign this Lease or sublet all or a portion of the Demised Premises, Tenant shall submit to Landlord: (a) the proposed sublease or assignment, which is not to commence prior to thirty (30) days from the date the submission to Landlord occurs, and (b) sufficient information to permit Landlord to determine the acceptability, financial responsibility, and character of subtenant or assignee.

(c)                                  Within fifteen (15) business days after receipt of the materials and information set forth in Section 15.1(b), Landlord shall respond by, either: (a) granting or refusing its consent to the proposed sublease or assignment, as provided in subsection (d) below.  (b) terminating this Lease on the date the assignment was to commence; or (c) as to a sublease, terminating this Lease for only the portion of the Demised Premises to be subleased (the “Subject Premises”) as of the date on which the sublease was to commence.  Tenant shall remain liable for all payments due under this Lease through the date of termination even though such amounts may be billed subsequent to termination.

(d)                                 If Landlord does not terminate this Lease in the case of a proposed assignment or terminate the Lease as to the Subject Premises pursuant to subsection (c) above, Landlord shall not unreasonably withhold its consent to the proposed sublease or assignment.  Such consent shall be deemed to be reasonably withheld if: (i) in the judgment of Landlord, the subtenant or assignee is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Building; (ii) in the judgment of Landlord the purposes for which the subtenant or assignee intends to use the Demised Premises or the portion of the Demised Premises to be subleased (the “Subject Premises”), as the case may be, are not in keeping with the standards of Landlord for the Building or the terms of this Lease, or are in violation of the terms of any other lease in the Building; (iii) in the judgment of Landlord the proposed use of the Demised Premises or Subject Premises, as the case may be, by the subtenant or assignee would increase traffic into and out of the Building or otherwise increase the use of the Common Areas, including parking areas; (iv) Tenant is in default under this Lease; (v) the Subject Premises or the remaining balance of the Demised Premises, if any, is not regular in shape with appropriate means of ingress and egress and suitable for normal renting purposes; (vi) the proposed subtenant or assignee is either a governmental unit (or subdivision or agency thereof) a present occupant of or negotiating for space in the Building; (vii) the assignee or sublessee is not, in the sole judgment of Landlord, solvent or does not have unencumbered assets of a value at least equal to twice the projected costs of the obligations to be assumed for the unexpired term of this Lease; (viii) in the judgment of Landlord such a sublease or assignment would violate any term, condition, covenant, or agreement of the Landlord involving the Building, or any other tenant’s lease within it; (ix) the proposed use or occupancy of the Demised Premises or Subject Premises, as the case may be, by the assignee or sublessee is not a Permitted Use or would either violate any applicable law, statute, ordinance, code or regulation or would impose any obligation upon Landlord to comply with any of the foregoing or increase

Landlord’s obligation to comply with any of the foregoing; or (x) any such proposed sublease or assignment would cause a breach of the ERISA representations set forth in Section 24.14 below.  Notwithstanding anything to the contrary contained in this Lease, Tenant’s sole right and remedy in any dispute as to whether Landlord’s consent to a proposed sublease or proposed assignment has been unreasonably withheld shall be an action for declaratory judgment or specific performance, and Tenant shall not be entitled to any damages if Landlord is adjudged to have unreasonably withheld such consent.

(e)                                  If Landlord grants consent to any assignment or sublease hereunder, it shall be upon and subject to the following terms: (i) the terms and conditions of this Lease shall in no way be deemed modified, abrogated or amended; (ii) the consent shall not be deemed a consent to any further subletting or assignments by either Tenant, subtenants or assignees; and (iii) such other terms and conditions as are set forth in Landlord’s standard consent form.  In addition to the foregoing conditions, if Tenant shall assign this Lease, the assignee shall expressly assume all obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord by Tenant not later than fifteen (15) days prior to the effective date of the assignment; if Tenant shall sublease any portion or all of the Demised Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord, at Landlord’s option and written request, in the event this Lease terminates before the expiration of the sublease.  Tenant shall not be released from any obligations or liabilities under this Lease as a result of any assignment of this Lease or sublet of all or any portion of the Demised Premises.

(f)                                    If Tenant shall assign this Lease or sublet all or any portion of the Demised Premises pursuant to the terms of this Article, then Tenant shall pay Landlord as additional Rent, all of the excess payments or other economic consideration whether denominated as rent or otherwise (together with escalations) payable to Tenant under the sublease or assignment which might be in excess of the Fixed Rent plus Additional Rent payable to Landlord under this Lease (or, if only a portion of the Demised Premises is being sublet, the excess payments or other economic consideration allocable on a rentable square footage basis to the space sublet).  Notwithstanding the foregoing, any payment by Tenant to Landlord, as contemplated in this subsection, shall be net of any Tenant’s costs to secure the assignment or sublease, including but not limited to, broker fees and subtenant improvements.

ARTICLE 16

BANKRUPTCY

16.1                        Bankruptcy.

If at any time after the execution and delivery of this Lease, there shall be entered an Order for Relief against Tenant in any court pursuant to any statute either of the United States or any court of any State in connection with a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of

Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, this Lease, (a) if such event shall occur prior to the later of the Commencement Date or the date that Landlord’s Work, if any, is completed, shall ipso facto be cancelled and terminated, or (b) if such event shall occur on or after the Commencement Date, at the option of Landlord to be exercised within 60 days after notice of the happening of any one or more of such events, may be cancelled and terminated, and in any such event of termination neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies granted by virtue of any other provision in this Lease or by virtue of any statute or rule of law, may retain as damages any Rent, Security Deposit, or moneys received by it from Tenant or others on behalf of Tenant.

16.2                        Measure of Damages.

In the event of the termination of this Lease pursuant to Section 16.1 above, Landlord shall be entitled to the same rights and remedies as set forth in Article 17.

16.3                        Adequate Assurance.

(a)                                  If Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to cure each and every existing breach by Tenant within not more than ninety (90) days of assumption of this Lease; and (ii) to compensate Landlord for any actual pecuniary loss resulting from any existing breach, including without limitation, Landlord’s reasonable costs, expenses and attorneys’ fees incurred as a result of the breach, as determined by a court of competent jurisdiction, within ninety (90) days of assumption of this Lease; and (iii) in the event of an existing breach, to provide adequate assurance of Tenant’s future performance, including without limitation (A) the deposit of an additional sum equal to three months’ Rent to be held (without any allowance for interest thereon) to secure Tenant’s obligations under the Lease; and (B) the production to Landlord of written documentation establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this Lease; and (C) assurances, in form acceptable to Landlord, as may be required under any applicable provision of the Bankruptcy Code; and (iv) the assumption will not breach any provision of this Lease; and (v) the assumption will be subject to all of the provisions of this Lease unless the prior written consent of Landlord is obtained.

(b)                                 If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person’s future performance under the Lease, including, without limitation, the assurances referred to in any applicable provision of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.  The adequate assurance to be provided Landlord to assure the assignee’s future performance under the Lease shall include without limitation: (A) the deposit of a sum equal to three months’ Rent to be held (without any allowance for interest thereon) as security for performance hereunder; and (B) a written demonstration that the assignee meets all reasonable financial and other criteria of Landlord as did Tenant and its business at the time of execution of this Lease, including the production of the most recent audited financial statement of the assignee prepared by a certified public accountant; and (C) the assignee’s use of the Demised Premises will be in compliance with the terms of this Lease; and (D) assurances, in form acceptable to Landlord, as to all matters identified in any applicable provision of the Bankruptcy Code.

ARTICLE 17

DEFAULT

17.1                        Events of Default.

This Lease and the Term and estate hereby granted are subject to the limitation that:

(a)                                  whenever Tenant shall have failed to pay any installment of Rent, or any portion thereof when the same shall be due and payable, and Tenant shall have failed to pay same for a period of five (5) business days after the due date of such payment (“Grace Period”), and for an additional period of five (5) days following the date on which Tenant receives written notice of default under this subsection from Landlord.  Landlord shall not, however, be required to give Tenant written notice more than two times in any consecutive twelve (12) month period of the failure to timely pay any installment of Rent; or

(b)                                 whenever Tenant shall have failed to comply with, shall have violated or shall be in default in the performance of any other provision of this Lease and Tenant shall have failed to cure such default within 30 days after written notice from Landlord of such noncompliance, violation or default (in the case of a default which cannot with due diligence be cured within a period of 30 days, Tenant shall have such additional time to cure same as may reasonably be necessary, provided Tenant commences curing such default within the 30 day period and proceeds promptly, effectively, continuously and with due diligence to cure such default after delivery of said notice); or

(c)                                  whenever Tenant shall abandon the Demised Premises and also fail to timely pay Rent hereunder following said abandonment; or

(d)                                 whenever any warranty, representation or statement made or furnished by Tenant to Landlord in writing at any time in connection with this Lease or any other agreement to which Tenant and Landlord are parties is determined to have been, and which Tenant was aware at the time was false or misleading in any material respect when made or furnished in writing;

then regardless and notwithstanding the fact that Landlord has or may have some other remedy under this Lease or by virtue hereof, or in law or in equity, Landlord may give to Tenant a notice (the “Termination Notice”) (which notice is in addition to, and not in lieu of, the notice and cure periods provided under Section 17.1 above), of the intention of Landlord to end the term of this Lease specifying a day not less than five (5) days thereafter and, upon the giving of the Termination Notice and upon Tenant’s failure to cure the default at the expiration of the relevant cure period described above, this Lease and the Term and estate hereby granted shall expire and terminate upon the day so specified in the Termination Notice as fully and completely and with the same force and effect as if the day so specified were the Expiration Date and all rights of Tenant shall terminate and Tenant shall remain liable for damages as hereinafter provided.  From and after any date upon which Landlord is entitled to give a Termination Notice, Landlord, without further notice and with or without giving such Termination Notice, may enter upon, re-enter, possess and repossess itself of the Demised Premises, by force, summary proceedings, ejection or otherwise, and may dispossess and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same.  As used in this Lease the words “enter” and “re-enter” are not restricted to their technical legal meanings.

Upon and after such entry into possession Landlord shall use reasonable efforts to mitigate its damages and in connection therewith shall use reasonable efforts to relet the Demised Premises, or portions thereof, for the account of Tenant, to any person, firm or corporation, other than Tenant, for such Rent, for such time and upon such terms as Landlord, in Landlord’s reasonable discretion, shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instruction given by Tenant about such reletting.

17.2                        Damages.

(a)                                  Tenant covenants and agrees that in the event of the termination of this Lease or re-entry by Landlord, under any of the provisions of this Article or pursuant to law, by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord, as damages with respect to this Lease, at the election of Landlord:

(1)                                  a sum which at the time of such termination of this Lease or at the time of any re-entry by Landlord, as the case may be, represents the present value (using a discount rate of 8%) of the excess, if any, of:

(i)                                     the aggregate of the Rent which would have been payable by Tenant for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date of this Lease, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises over

(ii)                                  the aggregate fair market rental value of the Demised Premises for the same period; or

(iii)                               sums equal to the Rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the days specified in this Lease following such termination or such re-entry and until the Expiration Date of this Lease, provided, however, that if the Demised Premises shall be leased or re-let during said period, Landlord shall credit Tenant with the net rents, if any, received by Landlord from such leasing or re-letting, such net Rent to be determined by first deducting from the gross rents as and when received by Landlord from such leasing or re-letting the expenses incurred or paid by Landlord in terminating this Lease or of re-entering the Demised Premises and of securing possession thereof, as well as the expense of leasing and re-letting, including altering and preparing any portion of the Demised Premises for new tenants, brokers’ commissions and all other expenses properly chargeable against the Demised Premises and the rental there from; but in no event shall Tenant be entitled to receive any excess of such net rents over the Rent, payable by Tenant to Landlord hereunder.

(b)                                 Suit or suits for the recovery of any and all damages, or any installments thereof, provided for hereunder may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of this Article, or under provisions of any law, or had Landlord not re-entered the Demised Premises.

(c)                                  Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any damages to which Landlord may lawfully be entitled in any case other than those particularly provided for above.

17.3                        Waiver of Jury Trial.

To the fullest extent permitted by the applicable law, the parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or the interpretation thereof, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises, and/or any claim of injury or damage.

17.4                        Other Remedies.

In the event of a default, and upon Tenant’s failure to cure the default at the expiration of the relevant cure period described above, Landlord may, but shall not be obligated to, perform any obligation of Tenant under this Lease, and, if Landlord so elects, all reasonable costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand.  Any and all remedies set forth in this Lease:  (a) shall be in addition to any and all other remedies Landlord may have at law or in equity; (b) shall be cumulative; and (c) may be pursued successively or concurrently as Landlord may elect.  The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

17.5                        Landlord Default.

In the event of a default by Landlord, and failure of Landlord to remedy such default after notice from Tenant, Tenant may exercise any and all remedies available at law or in equity and may pursue such remedies successively or concurrently as Tenant may elect.  The failure of Tenant to pursue any remedy shall not be deemed as a waiver by reason of any subsequent breach or breaches by the Landlord.  The exercise of any remedy by Tenant shall not be deemed an election of remedies or preclude Tenant from exercising any other remedies in the future.  In no event shall Landlord be responsible for consequential damages.

ARTICLE 18

SURRENDER

18.1                        Possession.

Upon the expiration or earlier termination of this Lease, Tenant shall immediately quit and surrender to Landlord possession of the Demised Premises in as good a state and condition as they were when entered into, reasonable wear and tear and casualty damage (other than that which Tenant is obligated to repair) excepted and repair any damage to the Demised Premises or the Property due to such removal.  Upon such surrender, all right, title and interest of Tenant in the Demised Premises shall cease.

18.2                        Merger.

The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, but shall, at Landlord’s option, terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies.  Landlord’s option hereunder shall be exercised by notice to Tenant and all known sublessees or subtenants in the Demised Premises or any part thereof.

ARTICLE 19

HOLDING OVER

19.1                        Holding Over.

If Tenant retains possession of the Demised Premises or any part thereof after the expiration or earlier termination of this Lease, Tenant shall pay as Rent a sum equal to 150% times the amount of Fixed Rent and 100% of Additional Rent payable hereunder for the month preceding such holding over computed on a daily basis for each day that Tenant remains in possession.  Tenant also shall be liable for and shall pay to Landlord, all direct damages (but not consequential damages), sustained by reason of Tenant’s holding over.  The provisions of this section do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

ARTICLE 20

NO WAIVER

20.1                        No Waiver.

No waiver by Landlord or Tenant of a breach of any covenants, agreements, obligations or conditions of this Lease shall be construed to be a waiver of any future breach of the same or any other covenant, agreement, obligation or condition hereof.  No receipt of money by Landlord from Tenant after notice of default, or after the termination of this Lease or the commencement of any suit or final judgment of possession of the Demised Premises, shall reinstate, continue or extend the term of this Lease or affect any notice, demand or suit.

ARTICLE 21

ESTOPPEL CERTIFICATE, SUBORDINATION, ATTORNMENT

21.1                        Estoppel Certificate.

Tenant shall at any time upon the request of Landlord, execute and deliver in recordable form and in substance satisfactory to Landlord, an estoppel certificate certifying to the best of Tenant’s knowledge and understanding on the date the estoppel certificate is issued:  the date Tenant accepted occupancy of the Demised Premises; the date to which Rent has been paid; the amount of any Security Deposit; that this Lease is in full force and effect and has not been modified or amended (or if modified or amended, describing the same) and that Tenant is not aware of any defenses or offsets thereto or defaults of Landlord under this Lease (or if any be claimed, describing the same); that the Demised Premises have been completed in accordance with the terms and provisions hereof, that Tenant has accepted the Demised Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto (or if Tenant does not believe the Demised Premises have been satisfactorily completed or believes it has any claims against Landlord, a full and complete explanation thereof); and such other matters as Landlord may reasonably request.  Tenant’s failure to deliver such certificate within fifteen (15) days of the demand therefor shall be a default hereunder.

21.2                        Subordination.

This Lease is and shall be subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which now or hereafter affect the Land, Building, Property and/or any ground or underlying leases thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.  The provisions of this section shall be automatic and shall not require any further action.  In confirmation of such subordination, Tenant will execute and deliver upon demand of Landlord any and all instruments desired by Landlord subordinating this lease to such lease, mortgage or deed of trust. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute and deliver all such subordination instruments in the event Tenant fails to execute and deliver said instruments within fifteen (15) days after notice from Landlord requesting the execution thereof.

21.3                        Attornment.

Tenant agrees that, at the option of the landlord under any ground lease now or hereafter affecting the real property of which Demised Premises forms a part, Tenant shall attorn to said landlord in the event of the termination or cancellation of such ground lease and if requested by said landlord, enter into a new lease with said landlord (or a successor ground-lessee designated by said landlord) for the balance of the term then remaining hereunder upon the same terms and conditions as those herein provided.  Landlord represents that as of the Date of Execution of Lease there is no such ground lease.

21.4                        Mortgages.

Landlord represents that on the Date of Execution of Lease, there is no mortgage affecting the Land, Building and/or Property.  Tenant covenants and agrees that, if by reason of default under any mortgage or deed of trust which may hereafter affect the Land, Building and/or Property, the mortgagee thereunder enters into and becomes possessed of the said mortgaged property either through possession, foreclosure action, deed in lieu of foreclosure, or other proceeding, or in the event of the sale of the said mortgaged property as a result of any action or proceeding to foreclosure the said mortgage, Tenant will attorn to the mortgagee or such then owner as its landlord under this Lease.  Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the mortgagee or the then owner of the said mortgaged property of which the Demised Premises forms a part any instrument which may be necessary or appropriate to evidence such attornment and Tenant hereby appoints the mortgagee or the then owner of the said mortgaged property the attorney-in-fact, irrevocable, of Tenant to execute and deliver for and on behalf of Tenant any such instrument.  In the event there hereafter exists a mortgage or deed of trust that affects the Land, Building and/or Property, and such mortgagee desires to subordinate this Lease, such Subordination shall not be effective until and unless such mortgagee executes a non-disturbance, subordination and attornment agreement reasonably acceptable to Tenant whereby such mortgagees agree not to disturb Tenant’s possession under this Lease so long as no event of default by Tenant beyond applicable notice and cure periods exists.  Tenant shall be deemed to have approved such mortgagee’s form of non-disturbance, subordination and attornment agreement if Tenant fails to accept or make comments to such form within 15 days after written receipt of request to review and approve or disapprove such form.

ARTICLE 22

QUIET ENJOYMENT

22.1                        Quiet Enjoyment.

Landlord covenants and agrees with Tenant that upon payment by Tenant of the Rent hereunder and upon the observance and performance of all of the terms, covenants and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, free of all claims from Landlord, but subject, nevertheless, to the other terms and/or conditions of this Lease.

ARTICLE 23

NOTICES

23.1                        Notices.

Whenever any notice or consent is required or permitted hereunder, such notice or consent shall be in writing.  Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (a) upon receipt or refusal of receipt when sent by recognized overnight courier or (b) upon receipt or refusal of receipt when deposited in the United States Mail, postage prepaid, Registered or Certified Mail, Return Receipt Requested, addressed to the parties hereto at the addresses set forth in Article l, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith.

ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1                        Time.

Time is and shall be of the essence of this Lease and all its provisions.

24.2                        Applicable Law, Construction and Arbitration of Disputes.

(a)                                  This Lease shall be governed by and construed under the laws of the State in which the Property is located.

(b)                                 The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though fully expressed.  If there is more than one person or entity who or which are Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.  The relationship between Landlord and Tenant created hereunder shall be that of lessor and lessee and nothing herein shall be construed as creating any joint venture or partnership.  The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

(c)                                  In the event of any dispute, claim, or disagreement arising from or related to this Lease, or the breach thereof, Landlord and Tenant shall use their reasonable good faith efforts to settle the dispute, claim, or disagreement.

24.3                        Parties Bound.

It is agreed that this Lease, and each and all the covenants and obligations hereof, shall be binding upon and inure to the benefit of, as the case may be, the parties hereto, their respective heirs, executors, administrators, successors and assigns, subject to all agreements and restrictions herein contained with respect to assignment or other transfer of Tenant’s interest herein.

24.4                        No Representations by Landlord.

Neither Landlord nor Landlord’s advisors or agents have made any representations or promises with respect to the physical condition of the Property or the Building, the Demised Premises, permissible uses of Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises except as expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.  Upon acceptance of delivery of possession of the Demised Premises, Tenant shall be deemed to have accepted the Demised Premises and Building in “as is” condition subject to completion of Landlord’s Work, if any, and subject to Landlord’s obligations hereunder and the representations set forth below.  All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it, in whole or in part, or a surrender of this Lease or of the Demised Premises or any part thereof or of any interest of Tenant therein unless such executory agreement is in writing and signed by Landlord and Tenant.  Landlord represents to Tenant that to Landlord’s knowledge, as of the date hereof, the common Building mechanical, electrical, plumbing and elevator systems are in good working order.

24.5                        Brokers.

Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than the broker(s) identified in Article 1.  Tenant agrees to indemnify and hold harmless the Landlord Protected Parties from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent (other than the broker(s) identified in Article 1) with respect to this Lease as a result of a broker who was retained by Tenant or claims compensation as a result of actions for the benefit of Tenant or it is otherwise found that such broker was a procuring cause of the Lease based on Tenant’s actions.  Landlord warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than the broker(s) identified in Article 1.  Landlord agrees to indemnify, reimburse and hold harmless the Tenant from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent (other than the broker(s) identified in Article 1) with respect to this Lease as a result of a broker who was retained by Landlord or claims compensation as a result of actions for the benefit of Landlord or it is otherwise found that such broker was a procuring cause of the Lease based on Landlord’s actions.

24.6                        Consulting Fee.

Landlord, upon the execution of this Lease by both parties hereto, will pay to Tenant a consulting fee in the amount of $67,724.00.  One-half of the consulting fee will be due and payable upon lease execution and delivery and one-half upon occupancy of the Demised Premises by Tenant.

24.7                        Severability.

The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

24.8                        Force Majeure.

In the event Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature beyond the reasonable control of Landlord or Tenant, as the case may be, in performing work or doing acts required under the terms of this Lease, then performance of such act shall be extended for a period equivalent to the period of such delay; provided, however, that in no event shall Tenant’s obligation to pay Rent hereunder or Tenant’s cure periods under Section 17.1 above be extended as a result of any such delay.

24.9                        Definition of Landlord.

As used in this Lease, the term “Landlord” shall mean only the owner, or the mortgagee in possession, for the time being, of the Property or the owner of a lease of the Property so that in the event of any sale of the Property or in the event of a lease of the Property said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter to be performed or observed, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and any such purchaser or lessee, that such purchaser or lessee has assumed and agreed to performed and observe any and all covenants and obligations of Landlord hereunder first arising from and after the effective date of such transfer.

24.10                 No Option.

The submission of this Lease for examination or execution does not constitute a reservation of or option for the Demised Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

24.11                 Exculpatory Clause.

All separate and personal liability of Landlord or any trustee, director, officer, partner principal (disclosed or undisclosed), managing agent, or advisor (including, but not limited to BlackRock Realty Advisors, Inc.) thereof of every kind or nature, if any, is waived by Tenant, and by every person now or hereafter claiming by, through or under Tenant; and Tenant shall look solely to Landlord’s estate in the Property for the payment of any claim against Landlord.

24.12                 No Recording.

Unless required by law, Tenant shall not record this Lease, or any portion or any reference hereto.  In the event Tenant records this Lease, or permits or causes this Lease, or any portion hereof or reference hereto to be recorded, this Lease shall terminate at Landlord’s option or Landlord may declare a default hereunder and pursue any and all of its remedies provided in this Lease.

24.13                 Financial Statements.

Tenant, within 30 days after Landlord’s written request, shall provide Landlord with a copy of the most recent annual financial statement available and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease.

24.14                 ERISA.

Tenant hereby represents and warrants to Landlord that no portion of or interest in the Lease will be treated as the asset of any (i) “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), (ii) “plan” (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended ) or (iii) entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity.

24.15                 Signage.

Provided that Tenant is not in default and no uncured event of default exists under any of the terms and conditions of this Lease; and provided that Tenant is occupying the Demised Premises, Tenant shall have the right to erect one (1) identifying sign panel on the existing monument sign in front of the Building (“Tenant’s Monument Signage”).  Landlord shall be responsible, at its sole cost and expense, for the purchase, installation, maintenance (in a first-class manner) and removal, at the expiration or earlier termination of this Lease, of Tenant’s Monument Signage.  The design, specifications and panel location of Tenant’s Monument Signage shall be subject to the prior approval of Landlord and Landlord’s architect, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant shall be responsible for compliance with all applicable laws, orders and regulations of the municipality in which the Building is located.  Notwithstanding any such review and approval by Landlord and Landlord’s architect, Tenant shall be responsible in all respects for Tenant’s Monument Signage, including compliance with all the applicable laws.

All of Tenant’s signage rights hereunder are personal to the initial Tenant hereunder and may not be assigned or subleased.

24.16                 Maintenance.

Subject to Section 8.1, Landlord hereby agrees that it shall be obligated at all times to maintain the Building, Property, Demised Premises, Storage Space, or any other area utilized by Tenant pursuant to this Lease, in a first class manner.

ARTICLE 25

OPTION TO RENEW

25.1                        Option to Renew.

Provided that the conditions set forth in Section 25.5 are satisfied on the Expiration Date of the initial Term, Tenant shall have the right to extend the Term for the Renewal Term described in Article 1 hereof upon the same terms and conditions as are herein provided, except that (a) Fixed Rent during the Renewal Term shall be at an annual rate equal to the annual Fair Market Rent (as hereinafter defined) for the Demised Premises for the Renewal Term, (b) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term (subject to Section 25.5) and (c) Landlord shall have no obligation to pay a tenant improvement allowance or make any other concession.  Such right shall be exercised by Tenant by giving written notice (the “Notice to Renew”) to Landlord at least twelve (12) months prior to the Expiration Date.  Time shall be of the essence for the exercise of such option. The renewal options set forth in this Section 25.1 are personal to KMG America Corp. and to a Transfer of Control Assignee who had the Required Net Worth and shall not inure to the benefit of any third party or assignee.

25.2                        Fair Market Rent.

For the purposes of this Article, “Fair Market Rent” shall mean the Fixed Rent, on a so-called “net” basis, that would be paid by a willing tenant, not compelled to lease, and accepted by a willing landlord, not compelled to lease, for premises similar to the Demised Premises in comparable buildings in the southwest and west suburban Minneapolis/St. Paul, Minnesota, area as of the pertinent date.  In determining the Fair Market Rent for the Demised Premises, whether or not Landlord will be providing an allowance or other concession to Tenant for the Renewal Term, and whether Tenant will be accepting the Demised Premises in their “as is” condition, shall be considered.  Fair Market Rent shall be determined by Landlord in a notice (“Fair Market Rent Notice”) delivered to Tenant not later than thirty (30) days after written request from Tenant for the Fair Market Rent Notice, but in no event shall Landlord be obligated to provide the Fair Market Rent Notice sooner than thirteen (13) months prior to the commencement of the Renewal Term.

25.3                        Dispute of Fair Market Rent.

In the event Tenant shall elect to dispute Landlord’s determination of the Fair Market Rent (“Landlord’s Amount”), Tenant shall be required to notify Landlord of such dispute in writing (the “Dispute Notice”) within thirty (30) days after delivery to Tenant of the Fair Market Rent Notice.  Failure by Tenant to so notify Landlord of Tenant’s dispute of the amount thereof shall be deemed to constitute Tenant’s acceptance thereof.  If Tenant shall timely notify Landlord of Tenant’s dispute, then the determination of Fair Market Rent shall be determined by arbitration as hereinafter set forth.  If such arbitration concerning Fair Market Rent shall not be concluded prior to the commencement of the applicable Renewal Term, Tenant shall nevertheless pay all Fixed Rent and Additional Rent to Landlord with respect thereto from and after the commencement of the applicable Renewal Term, which shall include Fixed Rent as specified in the Fair Market Rent Notice.  If the applicable Fair Market Rent as determined by arbitration is greater than or less than that specified in the Fair Market Rent Notice, then such adjustment as shall be needed to correct the amount previously paid by Tenant on such overpaid or underpaid amount, as the case may be, computed from the date of such overpayment or underpayment, as the case may be, to the date of refund or payment, as appropriate, shall be made in a payment by the appropriate party within thirty (30) days after the arbitration determination.  In the event the Fair Market Rent determined by arbitration is greater than Landlord’s Amount, Tenant shall have the right to revoke its exercise of its right to extend the Term for the Renewal Term within ten (10) days after receipt of the notice of the arbitration determination.  In the event Tenant shall not so revoke its exercise, the Lease will be extended at the Fair Market Rent set forth in the arbitration determination.

25.4                        Arbitration of Fair Market Rent.

In the event that arbitration of the Fair Market Rent shall be required pursuant to this Article, then the following procedures shall apply:

(i)                                     If Landlord or Tenant desires to invoke the arbitration procedure set forth in this Article, the party invoking the arbitration procedure shall give a notice to the other party and shall in such notice appoint a person as arbitrator on its behalf.  Within thirty (30) days after such notice, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf.  The arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter; provided, however, that:

(A)                              If the second arbitrator shall not have been appointed within the thirty (30) day period as aforesaid, the first arbitrator shall proceed to determine such matter and shall render his decision and award in writing within thirty (30) days after the expiration of said thirty (30) day period; and

(B)                                If the two arbitrators are appointed by the parties and shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties give notice as aforesaid, then within five (5) days thereafter either of the parties upon notice to the other party may request such appointment by the nearest office of the American Arbitration Association or any organization which is the successor thereof (the “AAA”), or in its absence, refusal, failure or inability to act, may apply to a trial court of the state in which the Building is located having jurisdiction over the Land (the “Court”), for the appointment of such arbitrator and the other party shall not raise any question as to the Court’s full power and jurisdiction to entertain the application and make the appointment.

(ii)                                  The arbitration shall be conducted in accordance with the then prevailing rules of the AAA, modified as follows:

(A)                              To the extent that any statute of the state in which the Property is located imposes requirements different than those of the AAA in order for the decision of the arbitrator or arbitrators to be enforceable in the courts of such state, such requirements shall be complied with in the arbitration;

(B)                                Each arbitrator shall be disinterested and shall not be affiliated with Landlord or Tenant; and

(C)                                The arbitrators, if more than one, shall render their decision and award in writing, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator.

(iii)                               Such decision and award or the decision and award of arbitrators, if more than one, as provided in this Article, shall be binding and conclusive on the parties, shall constitute an “award” by the arbitrator within the meaning of the AAA rules and applicable law, and counterpart copies thereof shall be delivered to each of the parties.  In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.  Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

(iv)                              Each party shall pay the fees and expenses of one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.

25.5                        Conditions.

Tenant may exercise its option to renew hereunder, and an exercise thereof shall be only effective, if at the time of Tenant’s exercise of the option and on the commencement date of the Renewal Term, (i) this Lease is in full force and effect and (ii) an uncured event of default does not exist, and (iii) inasmuch as this option is intended only for the benefit of KMG America Corp. or a Transfer of Control Assignee who had the Required Net Worth, the entire Demised Premises are occupied by KMG America Corp or a Transfer of Control Assignee who had the Required Net Worth, and the Tenant has neither assigned this Lease nor sublet any portion of the

Demised Premises other than to a Transfer of Control Assignee who had the Required Net Worth.

ARTICLE 26

TENANT FINISH

Landlord shall, at its own cost and expense, complete the work to build out the Demised Premises according to the Work Letter and the Permit Set of Drawings.  Tenant’s architect shall provide fully compliant signed documents to be submitted to the City for all applicable approvals and permits, and Landlord shall reimburse Tenant’s architect $16,931.00.  Tenant shall bear the entire cost of any improvements in the Demised Premises in excess of the work required by the Permit Set of Drawings.

In the event Tenant desires to make changes to the Permit Set of Drawings and such change results in a cost savings (“Savings Changes”), and further such changes do not delay the completion of Landlord’s Work (whether such change shall result in a delay being in Landlord’s sole determination) (“Determined Delay”) Landlord shall permit such change and apply such cost savings as Landlord and Tenant mutually agree in writing.  If any such Savings Change shall cause such a Determined Delay, Tenant shall not be permitted to make such Savings Change unless Tenant agrees in writing that the date under Section 2.2(a)(i) shall be deemed to be the Scheduled Commencement Date, and that Landlord shall not pay to Tenant the Daily Fee under any circumstances.

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IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the 8th day of February, 2005.

LANDLORD:

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, on behalf of a commingled separate account

By:	BlackRock Realty Advisors, Inc., its investment advisor

	By:	/s/ Cathy Bernstein
Name: Cathy Bernstein
Title: Asset Manager

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

TENANT

KMG AMERICA CORP., a Virginia corporation

By:	/s/ Thomas D. Sass
Name: Thomas D. Sass
Title: Senior Vice President - Operations